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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CARLISLE COMPANIES INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CARLISLE COMPANIES INCORPORATED

11605 North Community House Road, Suite 600
Charlotte, North Carolina 28277
(704) 501-1100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        The 2013 Annual Meeting of Shareholders of Carlisle Companies Incorporated (the "Company") will be held at the offices of the Company located at 11605 North Community House Road, Suite 600, Charlotte, North Carolina on Wednesday, May 8, 2013, at 1:00 p.m. Eastern time for the following purposes:

  1.
  To elect three (3) directors.

  2.
  To approve the Company's executive compensation.

  3.
  To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2013 fiscal year.

  4.
  To transact any other business properly brought before the meeting.

        Only shareholders of record at the close of business on March 11, 2013 will be entitled to vote whether or not they have transferred their stock since that date.

YOUR VOTE IS IMPORTANT

        If you own your shares directly as a registered shareholder or through the Company's Employee Incentive 401(k) Plan, please vote in one of these ways:

  •
  Online—by logging on to www.proxyvote.com and following the instructions, using the Control Number shown on the Notice of Internet Availability of Proxy Materials (or paper proxy card if you received or request one), for voting.

  •
  By mail (only if you received or request a proxy card)—by marking, signing, dating and promptly returning the proxy card in the postage-paid envelope.

  •
  By telephone (only if you received or request a proxy card)—by calling the phone number on the proxy card.

  •
  In person—by submitting a ballot in person at the 2013 Annual Meeting of Shareholders.

        If you own your shares indirectly through a bank or broker, you may vote in accordance with the instructions provided by your bank or broker. Those instructions may include online voting. If you receive or request a voting instruction form from your bank or broker, you may also return the completed form by mail or vote by telephone if a number is provided. You may also obtain a legal proxy from your bank or broker and submit a ballot in person at the 2013 Annual Meeting of Shareholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2013 ANNUAL MEETING OF SHAREHOLDERS OF THE COMPANY TO BE HELD ON MAY 8, 2013:

        The proxy materials relating to the 2013 Annual Meeting, including the form of proxy card, the 2012 Annual Report and the Form 10-K are available on the Internet. Please go to www.proxyvote.com to view and obtain the proxy materials online.

By Order of the Board of Directors
STEVEN J. FORD Secretary

Charlotte, North Carolina
March 20, 2013

 PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (the "Board of Directors" or the "Board") of Carlisle Companies Incorporated (the "Company") of proxies to be voted at the 2013 Annual Meeting of Shareholders to be held at the Company's offices located at 11605 North Community House Road, Suite 600, Charlotte, North Carolina on Wednesday, May 8, 2013, at 1:00 p.m. Eastern time.

        In accordance with rules and regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of the proxy materials to each shareholder of record, the Company is furnishing proxy materials to its shareholders via the Internet. You will not receive a printed copy of the proxy materials unless you request a copy. Instead, the Notice of Internet Availability of Proxy Materials instructs you how to access and review the proxy materials over the Internet. If you would like to receive a printed copy of the proxy materials, you should follow the instructions for requesting those materials included in the Notice.

        The Notice of Internet Availability of Proxy Materials is first being sent to shareholders on or about March 20, 2013. This Proxy Statement and the form of Proxy relating to the 2013 Annual Meeting are also first being made available to shareholders on or about March 20, 2013.

        The Proxy is solicited by the Board of Directors of the Company.    The cost of proxy solicitation will be borne by the Company. In addition to the solicitation of proxies by use of the Internet, officers and regular employees of the Company may devote part of their time to solicitation by correspondence sent via e-mail, facsimile or regular mail and telephone or personal calls. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to beneficial owners and for reimbursement of their out-of-pocket and clerical expenses incurred in connection therewith. Proxies may be revoked at any time prior to voting. See "Voting by Proxy and Confirmation of Beneficial Ownership" beginning on page 44.

        The mailing address of the principal executive offices of the Company is Carlisle Companies Incorporated, 11605 North Community House Road, Suite 600, Charlotte, North Carolina 28277. Upon written request mailed to the attention of the Secretary of the Company, at the Company's principal executive offices, the Company will provide without charge a copy of its 2012 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

  Voting Procedures

        The presence, in person or by proxy, of the owners of a majority of the votes entitled to be cast is necessary for a quorum at the Annual Meeting. Abstentions and Shares owned through a broker that are voted on any matter are included in determining the number of votes present or represented at the meeting. Shares owned through a broker that are not voted on any matter at the meeting are not included in determining whether a quorum is present.

        Under New York Stock Exchange rules, the proposal to ratify the appointment of the independent registered public accounting firm is considered a "discretionary" proposal. This means that brokerage firms may vote in their discretion on the proposal on behalf of clients who have not furnished express voting instructions. The proposal to elect three (3) directors and the advisory vote to approve the Company's executive compensation are "non-discretionary" proposals, which means that brokerage firms may not use their discretion to vote on either of these matters unless they receive express voting instructions from their clients as described below.

  Voting Methods

        If your shares are registered directly in your name with the Company's transfer agent, Computershare Investor Services, LLC, you are considered the registered holder of those shares. As the registered shareholder, you can ensure your shares are voted at the 2013 Annual Meeting by submitting your instructions (i) over the Internet, (ii) by mail (only if you received or request a proxy card) by completing, signing, dating and returning the proxy card in the envelope provided, (iii) by telephone (only if you received or request a proxy card) by calling the phone number on the proxy card, or (iv) attending the 2013 Annual Meeting and voting your shares at the meeting. Telephone and Internet voting for registered shareholders will be available 24 hours a day, up until 11:59 pm Eastern time on May 7, 2013. You may obtain directions to the 2013 Annual Meeting in order to vote in person by visiting the Company's website at www.carlisle.com/2013proxymaterials.

        Most Company shareholders hold their shares through a broker, bank, trustee or another nominee, rather than directly in their name. In that case, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you by your broker, bank, trustee or nominee, together with a voting instruction card. As the beneficial owner, you are entitled to direct the voting of your shares by your intermediary. Brokers, banks and nominees typically offer telephonic or electronic means by which the beneficial owners of shares held by them can submit voting instructions, in addition to the traditional mailed voting instruction cards.

        If you participate in the Carlisle Corporation Employee Incentive Savings Plan (the "401(k) Plan") and own Company shares through your 401(k) Plan account, Wells Fargo Bank, N.A. ("Wells Fargo"), the trustee of the 401(k) Plan, will vote your 401(k) Plan shares in accordance with the instructions you provide by voting online, by telephone or on the voting instruction card. If Wells Fargo does not receive voting instructions from you by 11:59 am Eastern time on May 6, 2013, Wells Fargo will not vote your 401(k) Plan shares on any of the proposals brought at the Annual Meeting.

VOTING SECURITIES

        At the close of business on March 11, 2013, the Company had 63,571,066 shares of common stock ("Shares" or "Common Shares") outstanding, all of which are entitled to vote. The Company's Restated Certificate of Incorporation provides that each person who received Shares pursuant to the Agreement of Merger, dated March 7, 1986, which was approved by the shareholders of Carlisle Corporation and became effective on May 30, 1986, is entitled to five votes per Share. Persons acquiring Shares after May 30, 1986 (the effective date of the Merger) are entitled to one vote per Share until the Shares have been beneficially owned (as defined in the Restated Certificate of Incorporation) for a continuous period of four years. Following continuous ownership for a period of four years, the Shares are entitled to five votes per Share. The actual voting power of each holder of Shares will be based on shareholder records at the time of the Annual Meeting. See "Voting by Proxy and Confirmation of Beneficial Ownership" beginning on page 44. In addition, holders of Shares issued from the treasury, other than in connection with the exercise of stock options, before the close of business on March 11, 2013 (the record date for determining shareholders entitled to vote at the Annual Meeting) will be entitled to five votes per Share unless the Board of Directors determines otherwise at the time of authorizing such issuance.

 SECURITY OWNERSHIP

A. Beneficial Owners.

        The following table provides certain information as of December 31, 2012 with respect to any person who is known to the Company to have been the beneficial owner of more than five percent (5%) of the Common Shares, the Company's only class of voting securities. As defined in Securities and Exchange Commission Rule 13d-3, "beneficial ownership" means essentially that a person has or shares voting or investment decision power over shares. It does not necessarily mean that the person enjoyed any economic benefit from those shares. The information included in the table is from Schedules 13G filed with the Securities and Exchange Commission by (i) JPMorgan Chase & Co. (ii) FMR LLC, (iii) Wellington Management Company, LLP, and (iv) Vanguard Group, Inc.

Name and Address of Beneficial Owner	Number of Shares(1)	Percentage(1)
JPMorgan Chase & Co.
270 Park Avenue
New York, New York 10017	5,879,065	9.30%
FMR LLC
82 Devonshire Street
Boston, Massachusetts 02109	5,578,416	8.87%
Wellington Management Company, LLP
75 State Street
Boston, Massachusetts 02109	5,220,013	8.30%
Vanguard Group, Inc.
100 Vanguard Boulevard
Malvern, Pennsylvania 19355	3,725,137	5.92%

(1)
Based on the referenced Schedule 13G filing, each listed reporting person beneficially owns the listed shares.

B. Nominees, Directors and Officers.

        The following table provides information as of February 28, 2013, as reported to the Company by the persons and members of the group listed, as to the number and the percentage of Common Shares beneficially owned by: (i) each director, nominee and executive officer named in the Summary

Compensation Table on page 32; and (ii) all directors, nominees and current executive officers of the Company as a group.

Name of Director/Executive	Shares Owned		Shares Subject to Options	Share Equivalent Units(a)	Total Beneficial Ownership	Percent of Class
Robin J. Adams	4,752		—	7,169	11,921	0.02%
Robert G. Bohn	6,965		—	10,964	17,929	0.03%
Robin S. Callahan	31,129	(b)	12,000	11,100	54,229	0.08%
Terry D. Growcock	2,637		—	11,447	14,084	0.02%
Stephen P. Munn	363,367	(c)	—	—	363,367	0.56%
Gregg A. Ostrander	3,638		—	15,864	19,502	0.03%
David A. Roberts	212,902	(d)(e)(f)	730,590	28,605	972,097	1.50%
Lawrence A. Sala	16,248		14,000	19,822	50,070	0.08%
Magalen C. Webert	68,392	(g)	14,000	21,979	104,371	0.16%
John W. Altmeyer	91,171	(d)(e)(f)	296,441	26,190	413,802	0.64%
John E. Berlin	29,898	(d)(e)(f)	18,439	1,000	49,337	0.08%
Steven J. Ford	60,920	(d)(e)(f)	135,017	6,210	202,147	0.31%
D. Christian Koch	33,561	(d)(e)(f)	55,811	—	89,372	0.14%
16 directors and executive officers as a group					2,657,648	4.11%

(a)
Share equivalent units do not represent issued and outstanding Shares and have no voting power. The share equivalent units for the directors represent restricted stock unit awards and cash fees the directors elected to defer and invest in share equivalent units. The share equivalent units for the executive officers represent Shares earned under the Company's equity incentive plan the officers elected to defer under the Company's supplemental savings plan.

(b)
Includes 8,722 Shares held by Mrs. Callahan's husband. Mrs. Callahan disclaims beneficial ownership of these Shares.

(c)
Includes 10,400 Shares held by Mr. Munn's wife. Mr. Munn disclaims beneficial ownership of these Shares.

(d)
Includes Shares allocated as of December 31, 2012 to the accounts of the following executive officers participating in the 401(k) Plan: Mr. Roberts, 926 Shares; Mr. Ford, 4,993 Shares; Mr. Altmeyer, 10,613 Shares; Mr. Koch, 733 Shares; and Mr. Berlin, 7,997 Shares. Each participant in the 401(k) Plan has the right to direct the voting of Shares allocated to his account. Shares are held by the trustee of the 401(k) Plan in a commingled trust fund with beneficial interest allocated to each participant's account.

(e)
Includes restricted Shares as follows: Mr. Roberts, 77,280 Shares; Mr. Ford, 16,050 Shares; Mr. Altmeyer, 22,565 Shares; Mr. Koch, 13,375 Shares; and Mr. Berlin, 12,755 Shares. Restricted Shares have one vote per Share until such Shares have been held for a continuous period of four (4) years.

(f)
Excludes performance Shares awarded to the following executive officers: Mr. Roberts, 77,280 performance Shares; Mr. Ford, 16,050 performance Shares; Mr. Altmeyer, 19,955 performance Shares; Mr. Koch, 13,375 performance Shares; and Mr. Berlin, 12,755 performance Shares for a total of 157,570 performance Shares awarded to all the executive officers as a group. The performance Shares will be earned and paid to the executive officers in Shares following the expiration of the applicable performance period.

(g)
Includes 5,000 Shares held by Mrs. Webert's husband. Mrs. Webert disclaims beneficial ownership of these Shares.

 PROPOSAL ONE:
ELECTION OF DIRECTORS

        The Company's Restated Certificate of Incorporation provides for a classified Board of Directors under which the Board is divided into three (3) classes of directors, each class as nearly equal in number as possible.

        Three (3) directors are to be elected at the 2013 Annual Meeting. Each director will be elected to serve for a three-year term until the 2016 Annual Meeting and until his or her successor is elected and qualified. Directors will be elected by a plurality of the votes cast. Only votes cast for a nominee will be counted, except that the accompanying Proxy will be voted for the three nominees in the absence of instructions to the contrary. Abstentions, Shares held of record by a broker or its nominee ("broker Shares") for which the brokerage firm has not received express voting instructions from the beneficial owner and instruction on the accompanying Proxy to withhold authority to vote for one or more of the nominees will result in the respective nominees receiving fewer votes than if the votes were cast for the respective nominees. For voting purposes, proxies requiring confirmation of the date of beneficial ownership received by the Board of Directors with such confirmation not completed so as to show which Shares beneficially owned by the shareholder are entitled to five votes will be voted with one vote for each Share. See "Voting by Proxy and Confirmation of Beneficial Ownership" beginning on page 44. In the event any nominee is unable to serve (an event management does not anticipate), the Proxy will be voted for a substitute nominee selected by the Board of Directors or the number of directors will be reduced.

        The Board of Directors does not impose arbitrary term limits, but a director is required to submit his or her resignation upon a change in employment or significant change in responsibilities and at the Annual Meeting following the date when he or she reaches age 72.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING NOMINEES.

A. Business Experience of Directors

Nominees for Election

        The following table sets forth certain information relating to each nominee, as furnished to the Company by the nominee. Except as otherwise indicated, each nominee has had the same principal occupation or employment during the past five years. All of the nominees are currently serving as directors and have agreed to serve if elected.

Name	Age	Position with Company, Principal Occupation and Other Directorships	Period of Service as Director
Robin J. Adams	59	Vice Chairman (since March 2012), Chief Financial Officer (from April 2004 to March 2012) and Chief Administrative Officer (since April 2004) and member of the Board of Directors of BorgWarner Inc., a leading, global supplier of highly engineered systems and components, primarily for vehicle powertrain applications. Member of the Audit and Compensation Committees of the Company.	October 2009 to date.
Robin S. Callahan	66
		Past General Manager, Distribution and Marketing of International Business Machines Corporation, a computer manufacturer and provider of information technology services. Chairman of Audit Committee and member of the Compensation Committee of the Company.	May 1998 to date.
David A. Roberts	65
		Chairman, President and Chief Executive Officer (since June 2007). Former Chairman (from April 2006 to June 2007) and President and Chief Executive Officer (from June 2001 to June 2007) of Graco Inc., manufacturer of fluid handling systems and components used in vehicle lubrication, commercial and industrial settings. Director of Franklin Electric Co. (since October 2003) and Polypore International, Inc. (since July 2012) and former director of ADC Telecommunications, Inc. (from November 2008 to November 2010) and Arctic Cat Inc. (from August 2006 to March 2009).	June 2007 to date.

 Directors With Unexpired Terms

        The following table sets forth certain information relating to each director whose term has not expired, as furnished to the Company by the director. Except as otherwise indicated, each director has had the same principal occupation or employment during the past five years.

Name	Age	Position with Company, Principal Occupation and Other Directorships	Period of Service as Director; Expiration of Current Term
Robert G. Bohn	59	Chairman (from January 2000 to February 2011) and President and Chief Executive Officer (from November 1997 to December 2010) of Oshkosh Truck Corporation, a manufacturer of specialty vehicles and bodies for access equipment, defense, fire and emergency and commercial uses. Director of Menasha Corporation and Parker-Hannifin Corporation. Former director (from June 1999 to January 2008) of Graco Inc. Chairman of the Compensation Committee and member of the Corporate Governance and Nominating Committee of the Company.	April 2008 to date. Term expires 2014.
Terry D. Growcock	67
		Chairman of the Board of Directors (from May 2007 to December 2008), Chairman and Chief Executive Officer (from February 2002 to April 2007), and President and Chief Executive Officer (from July 1998 to February 2002) of The Manitowoc Company, a multi-industry capital goods manufacturer. Director of Harris Corporation and Harsco Corporation. Chairman of the Corporate Governance and Nominating Committee and member of the Compensation Committee of the Company.	September 2008 to date. Term expires 2014.
Stephen P. Munn	70
		Lead Director (since June 2007) of the Company. Former Chairman of the Board (from January 1994 to June 2007) and Chief Executive Officer (from September 1988 to February 2001) of the Company. Director of 64 mutual funds owned by Prudential.	September 1988 to date. Term expires 2015.

Name	Age	Position with Company, Principal Occupation and Other Directorships	Period of Service as Director; Expiration of Current Term
Gregg A. Ostrander	60	Executive Chairman of the Board of Directors (January 2008 to June 2010), Chairman, President and Chief Executive Officer (from April 2001 to January 2008) and President and Chief Executive Officer (from 1994 to April 2001) of Michael Foods, Inc., a national leader in egg products, refrigerated potatoes and branded cheese for food service and retail markets, including chain restaurants. Director of Michael Foods, Inc. and former director of Arctic Cat Inc. (from April 1994 to August 2012) and Birds Eye Foods, Inc. (from November 2005 to December 2009). Member of the Audit and Compensation Committees of the Company.	August 2008 to date. Term expires 2014.
Lawrence A. Sala	50
		Chairman, President and Chief Executive Officer of Anaren, Inc., manufacturer of microwave electronic components and subsystems for satellite and defense electronics and telecommunications. Director of Anaren, Inc. Member of the Corporate Governance and Nominating and Audit Committees of the Company.	September 2002 to date. Term expires 2015.
Magalen C. Webert	61	Private investor. Member of the Governance and Nominating Committee of the Company.	May 1999 to date. Term expires 2015.

B. Specific Experience and Skills of Directors

        The Board of Directors has identified nine specific areas of experience or attributes that qualify a person to serve as a member of the Board in light of the Company's businesses and corporate structure. The following table shows the experience or attributes held by each nominee and continuing member of the Board of Directors. The narrative discussion that follows the table describes the specific experience, qualifications, attributes and skills of each nominee and continuing member of the Board of Directors.

	Notable Multi- Industry Experience	Significant Experience in Company Specific Industries*	Experience as Chair/ CEO of Multi- National Business	Experience as CFO of Multi- National Business	Meets Definition of "Audit Committee Financial Expert"	Experience with International Business Issues	Mergers & Acquisitions Expertise	Mfg. Experience	Corporate Governance Experience

Mr. Adams				✓	✓	✓	✓	✓	✓

Mr. Bohn	✓	✓	✓			✓	✓	✓	✓

Mrs. Callahan	✓				✓	✓		✓

Mr. Growcock	✓	✓	✓			✓	✓	✓	✓

Mr. Munn	✓	✓	✓	✓	✓	✓	✓	✓	✓

Mr. Ostrander	✓	✓	✓		✓	✓	✓	✓	✓

Mr. Roberts	✓	✓	✓			✓	✓	✓	✓

Mr. Sala	✓	✓	✓		✓	✓	✓	✓	✓

Mrs. Webert									✓

*
Commercial construction, tire and wheel, transmission belt, brake, foodservice, aerospace and/or defense.

        Mr. Adams has twenty-seven years of experience with multi-national manufacturing companies with multiple business segment operating structures. As the principal financial officer of publicly traded companies for nineteen years, Mr. Adams gained significant experience with large merger and acquisition transactions and is thoroughly familiar with the duties and responsibilities of the audit and compensation committees of public company boards of directors.

        Mr. Bohn served as Chief Executive Officer of Oshkosh Truck Corporation, a global manufacturer engaged in several businesses that are similar to the businesses conducted by the Company. In this position, Mr. Bohn has gained significant experience with merger and acquisition transactions and the evaluation of manufacturing opportunities in several countries.

        Mrs. Callahan retired from IBM after twenty-seven years of service. At the time of her retirement, she was a member of the Worldwide Management Committee which was comprised of the top fifty executives at IBM. In her last three positions with IBM, Mrs. Callahan had global management responsibilities including general management direction for all small and medium business sales and marketing. She also held positions in finance and planning, including Corporate Director of Strategy Evaluations and Chief Financial Officer for one of the sales divisions, and supervised the manufacturing and development for the Financial Services Business Unit.

        Mr. Growcock has more than fourteen years of experience as a member of public company boards of directors and developed significant expertise during his career with merger and acquisition transactions, global procurement, lean manufacturing, international sales and marketing, global human resources, distribution and safety. Mr. Growcock is a member of the National Association of Corporate Directors and has participated in several board service training sessions conducted by that organization.

Mr. Growcock is thoroughly familiar with global trade and served as a member of the Advisory Committee to the United States Trade Representative for Trade Policy and Negotiations from 2005 to 2010.

        Mr. Munn, the former Chairman and Chief Executive Officer of the Company, is thoroughly familiar with the Company's businesses, including its international businesses, and gained significant mergers and acquisitions expertise during his tenure.

        Mr. Ostrander has served as the president, chief executive officer and chairman of a major food service company that produced products for food service distributors and chain restaurants. As the result of his service in those positions, Mr. Ostrander became thoroughly familiar with the food service industry, a significant business for the Company. He also has significant experience negotiating corporate merger and acquisition transactions and has served on the boards of directors of multiple public companies and their audit and compensation committees.

        Mr. Roberts formerly served as the chief executive officer of Graco Inc., a company engaged in a global, multi-industry manufacturing business. Mr. Roberts' experience with Graco was a primary factor leading to his recruitment as the Chief Executive Officer of the Company and appointment as a member of the Board of Directors. The Board of Directors also believes that a representative of management should be a member of the Board. As the current Chief Executive Officer of the Company, Mr. Roberts is familiar with all of the Company's businesses and can provide insight on those businesses to the Board.

        Mr. Sala is the Chairman and Chief Executive Officer of Anaren, Inc., a leading provider of microelectronics, and microwave components and assemblies for the wireless and space and defense electronic markets. Anaren, Inc. has operations in the United States and China and generates approximately 50% of its sales outside the United States. Anaren, Inc. has completed numerous acquisitions during Mr. Sala's tenure.

        Mrs. Webert and members of her family have been shareholders of the Company for thirty-nine years. Mrs. Webert is an investor in several other public and private companies, and she has significant board experience with non-profit entities, including Spring Street International School, Friday Harbor, Washington, Kent School, Kent, Connecticut and the Island Sunrise Foundation. Mrs. Webert's diverse experience gives added perspective to the Board of Directors.

C. Meetings of the Board and Its Committees

        During 2012, the Board of Directors of the Company held ten (10) meetings and had three (3) standing Committees: (i) Audit, (ii) Compensation and (iii) Corporate Governance and Nominating. All incumbent directors attended at least 75% of all meetings of the Board and the committees of the Board on which they served during 2012.

        The Audit Committee has the sole authority to appoint and terminate the engagement of the Company's independent registered public accounting firm. The functions of the Audit Committee also include reviewing the arrangements for and the results of the auditors' examination of the Company's books and records, internal accounting control procedures, the activities and recommendations of the Company's internal auditors, and the Company's accounting policies, control systems and compliance activities and monitoring the funding and investment performance of the Company's defined benefit pension plan. During 2012, the Audit Committee held seven (7) meetings.

        The Compensation Committee administers the Company's annual and long-term, stock based incentive programs and decides upon annual salary adjustments for various employees of the Company, including the Company's executive officers. During 2012, the Compensation Committee held three (3) meetings.

        The Corporate Governance and Nominating Committee (the "Governance Committee") develops and maintains the Company's corporate governance guidelines, leads the search for individuals qualified to become members of the Board and recommends such individuals for nomination by the Board to be presented for shareholder approval at the Company's annual meetings, reviews the Board's compensation and committee structure and recommends to the Board, for its approval, directors to serve as members of each committee, discusses succession planning and recommends a new chief executive officer if a vacancy occurs. During 2012, the Governance Committee held three (3) meetings.

D. Committee Chair Rotation Guideline

        The Board of Directors has adopted a Committee Chair rotation guideline. Under the guideline, effective as of the date of each annual shareholders meeting, a Committee Chair will relinquish his or her chairmanship. The guideline will result in each Committee Chair typically serving for three years. As the longest serving Committee Chair, Mr. Sala relinquished the chairmanship of the Governance Committee effective as of the 2012 Annual Meeting, and Mr. Growcock succeeded Mr. Sala as Governance Committee Chair. At the 2013 Annual Meeting, Mr. Adams will succeed Mrs. Callahan as Chair of the Audit Committee. The Board of Directors believes bringing new leadership to each of the committees every three years will enhance the effectiveness of the committees.

E. Remuneration of Directors

        Lead Director.    Stephen P. Munn serves as Lead Director. He was appointed Lead Director effective June 25, 2007. The Company pays Mr. Munn an annual retainer of $300,000 for his service as a member of the Board of Directors and as Lead Director. Mr. Munn does not receive any other compensation or stock or option awards for his service.

        Mr. Munn entered into a retirement agreement with the Company in 2001, when he ceased serving as Chief Executive Officer of the Company. Under the retirement agreement, Mr. Munn became entitled to receive the following benefits from the Company when he retired on June 25, 2007: (i) continued medical insurance for Mr. Munn and his wife at the premium rates in effect from time-to-time for active employees; (ii) $450,000 in group term life insurance on Mr. Munn's life; and (iii) a supplemental pension benefit of $29,333 per month for the life of Mr. Munn and his wife.

        Other Non-employee Directors.    The Company paid an annual fee of $65,000 to each director (other than Mr. Munn and Mr. Roberts). The annual fee is determined by the Board of Directors. Each non-employee director may elect to receive the annual fee in cash or in Shares (or any combination of cash and Shares). Directors do not receive meeting attendance fees.

        The Company also pays an annual fee for service on the Board's Committees. Each member of the Audit Committee received an annual fee of $15,000. The annual fee paid to each member of the Compensation and Governance Committees was $7,500. The Chairman of the Audit Committee received an additional annual fee of $15,000. The annual fee paid to the Chairman of the Compensation and the Governance Committees was $10,000.

        In addition to the annual retainer and committee fees, each director (other than Mr. Munn and Mr. Roberts) is eligible to participate in the Nonemployee Director Equity Plan. The Nonemployee Director Equity Plan provides for the grant of stock options, stock appreciation rights, restricted shares or units or other stock-based awards to non-employee directors. The Board administers the Nonemployee Director Equity Plan and has the discretionary authority to make all award decisions under the Plan. At the meeting of the Board of Directors held on February 1, 2012, the Board of Directors awarded each eligible director an award of 1,614 restricted stock units having a value of approximately $80,000 based on the closing price of the Company's common stock on the award date. Under the current policy of the Board, each new director receives an award of restricted stock units having a value of $50,000. All restricted stock units awarded to eligible directors are fully vested and will be paid in Shares of Company common stock after the director ceases to serve as a member of the Board, or if earlier, upon a change in control of the Company.

        In December 2012, the Governance Committee reviewed the compensation payable to non-employee directors and a market analysis report prepared by Towers Watson, an independent compensation consulting firm. The Governance Committee determined that the cash portion of director compensation was appropriate but the equity portion was approximately 20% below the market median. The Governance Committee recommended to the Board, and the Board approved, an increase in the equity portion of each director pay from the current $80,000 annual level to $100,000 effective for 2013. The equity portion will continue to be paid in the form of restricted stock units under the Nonemployee Director Equity Plan.

        The Company also maintains the Deferred Compensation Plan for Non-Employee Directors. Under the Deferred Compensation Plan, each non-employee director of the Company is entitled to defer up to 100% of the cash fees otherwise payable to him or her. Each participant can direct the "deemed investment" of his or her account among the different investment funds offered by the Company from time to time. The investment options include (i) a fixed rate fund and (ii) Share equivalent units. All amounts credited to a participant's account under the Deferred Compensation Plan are 100% vested and generally will be paid or commence to be paid after the participant terminates service as a director. At the participant's election, payments can be made in a lump sum or in quarterly installments. Payments under the Deferred Compensation Plan are made in cash from the Company's general assets.

        The Board of Directors has adopted stock ownership guidelines for non-employee directors. The guidelines require each non-employee director to own Shares, restricted stock units and Share equivalent units under the Deferred Compensation Plan having a market value equal to $175,000 within five years of his or her becoming a director. The $175,000 ownership level was equal to five times the annual cash retainer payable to directors when the ownership guidelines were initially adopted. During 2012, the Governance Committee recommended, and the Board approved, an increase in the ownership level from $175,000 to $325,000. The new ownership level equals five times the current $65,000 annual cash retainer payable to directors. Once the required market value ownership level is achieved, no further purchases are required in the event the value of the Shares held by a director fall below the ownership level due solely to a decrease in the market value of the Shares. All of the directors owned as of December 31, 2012 the number of Shares, restricted stock units and Share equivalent units required by the ownership guidelines as amended. The ownership guidelines prohibit any director from using Shares as collateral for any purpose or engaging in short sales or hedging transactions involving Shares.

        The Company does not make payments (or have any outstanding commitments to make payments) to director legacy programs or similar charitable award programs.

        The following table summarizes the compensation paid to Mr. Munn, the Lead Director, and each other non-employee director for his or her service to the Board and its committees during 2012:

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards(3)	Total ($)

Robin J. Adams	$87,500	$80,000	$0	$167,500

Robert G. Bohn	$90,000	$80,000	$0	$170,000

Robin S. Callahan	$102,500	$80,000	$0	$182,500

Terry D. Growcock	$87,500	$80,000	$0	$167,500

Stephen P. Munn	$300,000	$0	$0	$300,000

Gregg A. Ostrander	$87,500	$80,000	$0	$167,500

Lawrence A. Sala	$90,000	$80,000	$0	$170,000

Magalen C. Webert	$72,500	$80,000	$0	$152,500

(1)
The following directors received a portion of their annual fee in Shares: Mr. Growcock—601 Shares and Mr. Ostrander—300 Shares.

(2)
The value of the awards shown in the table is equal to the grant date fair value of 1,614 restricted stock units awarded to the directors on February 1, 2012 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (excluding any effect of estimated forfeitures). Note 6 to the Company's consolidated financial statements included in the 2012 Annual Report on Form 10-K contains more information about the Company's accounting for stock-based compensation arrangements, including the assumptions used to determine the grant date fair value of the awards.

(3)
As of February 28, 2013, the directors listed in the Director Compensation Table held options to acquire Shares granted to them under the Company's stock-based compensation plans, all of which are fully vested and exercisable, as follows:

	Grant Date	Option Exercise Price	Total Outstanding

Mrs. Callahan	02/02/05	$32.09	2,000
	05/04/05	$36.40	2,000
	02/08/06	$34.43	4,000
	02/07/07	$41.87	4,000

Total			12,000

Mr. Sala	02/04/04	$28.535	2,000
	02/02/05	$32.09	2,000
	05/04/05	$36.40	2,000
	02/08/06	$34.43	4,000
	02/07/07	$41.87	4,000

Total			14,000

Mrs. Webert	02/04/04	$28.535	2,000
	02/02/05	$32.09	2,000
	05/04/05	$36.40	2,000
	02/08/06	$34.43	4,000
	02/07/07	$41.87	4,000

Total			14,000

F. Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's equity securities, to file reports of security ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than ten-percent beneficial owners also are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of copies of such forms and written representations from its executive officers and directors, the Company believes that all Section 16(a) filing requirements were complied with on a timely basis during and for 2012.

G. Corporate Governance Matters

        Board Leadership Structure.    Mr. Roberts, as Chairman, leads the Board of Directors. Mr. Roberts is also the Chief Executive Officer of the Company. The Board of Directors believes that having Mr. Roberts serve as both Chairman of the Board of Directors and Chief Executive Officer shows management and all others who may deal with the Company that Mr. Roberts has full discretionary power and authority to lead the Company. Separating the roles of Chairman and Chief Executive Officer could create the perception that the Company has multiple leaders and weaken the Company's ability to develop and implement strategy.

        The Board of Directors does not believe that having Mr. Roberts serve as both Chairman and Chief Executive Officer adversely affects the independence of the Board. Currently, all of the Company's directors (other than Mr. Roberts) and each member of the Audit, Compensation and Governance Committees meet the independence requirements of the New York Stock Exchange. Therefore, independent directors directly oversee such critical matters as the integrity of the Company's financial statements, the compensation of executive management, the selection and evaluation of directors and the development and implementation of the Company's corporate governance policies and structures. In addition, the Compensation Committee conducts an annual performance review of Mr. Roberts and, based upon this review, approves his compensation, including base salary, annual incentive and equity compensation.

        The Board of Directors acknowledges that independent Board leadership is important, and for this reason, the Board has appointed a Lead Director, whose duties closely parallel the role of an independent Chairman of the Board of Directors, to ensure an appropriate level of independent oversight for Board of Director decisions. Mr. Munn, the current Lead Director, has the following responsibilities: (i) chair all meetings of the Board of Directors at which the Chairman is not present and all executive sessions of the Board of Directors; (ii) liaise between the Chairman and independent directors; (iii) consult with the Chairman concerning (a) information to be sent to the Board of Directors, (b) meeting agendas, and (c) meeting schedules to ensure appropriate time is provided for all agenda items; (iv) call meetings of independent directors as required; and (v) be available when appropriate for consultation, including shareholder communications. In addition, the independent directors meet in executive session at every regularly scheduled meeting of the Board of Directors. The Board of Directors believes that the existence of a Lead Director, the scope of the Lead Director's responsibilities and the regularly scheduled executive sessions of the independent directors all support strong corporate governance principles and allow the Board to effectively fulfill its fiduciary responsibilities to shareholders.

        Board's Role in Risk Oversight.    Risk management is a significant component of management's annual strategic and operating planning processes. The Company has adopted an enterprise risk management program to identify and mitigate enterprise risk. Under the program, each operating business is required to identify risks to its business and prepare a detailed plan to mitigate those risks. The division presidents present the plans to executive management as part of their strategic and operating plans. Over the course of each fiscal year, the division presidents provide similar presentations to the Board of Directors at the meetings covering the Company's business plans.

        The Compensation Committee has reviewed and discussed a report prepared by the Compensation Committee's compensation consultant regarding the relationship between the Company's compensation practices and risk. After reviewing and discussing the report, the Compensation Committee concluded that the Company's compensation practices are not reasonably likely to have a material adverse effect on the Company and do not encourage inappropriate risk taking. The Committee's conclusion was based on the following:

  •
  Annual cash bonuses are capped at 200% of base salary for the Chief Executive Officer and at 150% of base salary for the other named executive officers. These caps are in line with competitive practice and ensures there is an appropriate balance between base salary and performance-based incentive compensation.

  •
  Annual cash bonuses are based on multiple balanced performance metrics.

  •
  The threshold, target and maximum performance levels for each of the annual cash bonus performance metrics are based on prior year performance adjusted to reflect the current year Company business plan, which has been reviewed and approved by the Board of Directors, and general market expectations. The Company's Chief Financial Officer actively participates in the Compensation Committee meetings during which the performance levels are set and the performance results are verified.

  •
  The annual cash bonus payout curve from threshold to maximum is a straight line (linear) progression.

  •
  The target grant value of the Company's long-term, stock based awards are also fixed at 300% of base salary for the Chief Executive Officer and 150% of base salary for the other named executive officers. These fixed target grant values are in line with competitive practice.

  •
  The stock based awards include an equally-weighted mix of stock options, restricted stock and performance Shares that are subject to longer term, three year vesting periods and performance Shares that are earned over a three year performance period.

  •
  The Compensation Committee has adopted a stock ownership policy that requires significant stock ownership by the Company's executives.

  •
  The Company has adopted guiding principles that govern plan design. The compensation programs are documented, communicated and monitored on a consistent basis.

The Compensation Committee will conduct assessments of the relationship between the Company's compensation practices and risk periodically and in connection with the adoption of any new material compensation programs or any material changes to existing compensation programs.

        Independence.    The Board recognizes the importance of director independence. Under the rules of the New York Stock Exchange, to be considered independent, the Board must determine that a director does not have a direct or indirect material relationship with the Company. Moreover, a director will not be independent if, within the preceding three (3) years: (i) the director was employed by the Company or receives $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service; (ii) the director was a partner of or employed by the Company's independent auditor; (iii) the director is part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that employs the director; (iv) the director is an executive officer or employee of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues; or (v) the director had an immediate family member in any of the categories in (i)—(iv).

        The Board has determined that eight (8) of the Company's nine (9) directors are independent under these standards. The independent directors are as follows: Robin J. Adams, Robert G. Bohn, Robin S. Callahan, Terry D. Growcock, Stephen P. Munn, Gregg A. Ostrander, Lawrence A. Sala, and Magalen C. Webert. Mr. Munn, the current Lead Director, was employed as an executive officer of the Company and served as Chairman of the Board through June 25, 2007. Mr. Munn became an independent director under the Board's director independence standards as of June 26, 2010, three (3) years after his retirement from employment with the Company.

        The Board has determined that David A. Roberts, the Company's Chairman, President and Chief Executive Officer, is not independent due to his employment by the Company.

        In addition, each of the directors serving on the Audit, Compensation and Governance Committees are independent under the standards of the New York Stock Exchange.

        Related Party Transactions.    The Board has adopted a policy concerning the review, approval and monitoring of transactions involving the Company and "related persons" (directors and executive officers or their immediate family members, or shareholders owning five percent (5%) or greater of the Company's outstanding Shares). The policy covers any transaction exceeding $120,000 in which the related person has a direct or indirect material interest. Related person transactions must be approved by the Governance Committee which will approve the transaction only if it determines that the transaction is in the best interests of the Company.

        In 2012, in accordance with the requirements of the related party transaction policy, the Governance Committee reviewed the fleet management services Emkay Incorporated provides to

Carlisle Construction Materials. The Company paid Emkay a management fee of approximately $43,000 and reimbursed Emkay for pass-through costs, such as fuel, taxes and vehicle depreciation, for Emkay's services, which in total exceeded $120,000. Emkay has provided fleet management services as a preferred vendor to Carlisle Construction Materials since 1997. A brother-in-law of Mr. Roberts (the Company's Chairman, President and Chief Executive Officer) is a senior officer and more than ten percent owner of Emkay Incorporated. The Governance Committee reviewed all of the material facts related to the services provided by Emkay and ratified all transactions that occurred during 2012. The Governance Committee will continue to review annually the Company's business relationships with Emkay.

        Meetings of Independent Directors.    At the conclusion of each of the regularly scheduled Board meetings, the independent directors of the Board meet in executive session without management. The Lead Director presided at each executive session.

        Statement of Corporate Governance Guidelines and Principles.    The Company has adopted a Statement of Corporate Governance Guidelines and Principles and has published the Statement on its website: www.carlisle.com. The Company will provide without charge a copy of the Statement to any shareholder upon written request mailed to the attention of the Company's Secretary at 11605 North Community House Road, Suite 600, Charlotte, North Carolina 28277.

        On November 15, 2012, Mr. Adams announced that he would retire in April 2013 as an executive officer and member of the board of directors of BorgWarner Inc. Mr. Adams submitted his resignation from the Company Board to the Governance Committee in accordance with the Company's Statement of Corporate Governance Guidelines and Principles. Following a discussion of Mr. Adams qualifications and contributions to the Board, the Governance Committee elected to reject Mr. Adams' resignation.

        Charters.    The Company has adopted Charters for each of its Audit, Compensation and Governance Committees and has published the Charters on its website: www.carlisle.com. The Company will provide without charge a copy of the Charters to any shareholder upon written request mailed to the attention of the Company's Secretary at 11605 North Community House Road, Suite 600, Charlotte, North Carolina 28277.

        Code of Ethics.    The Company's Business Code of Ethics is published on its website: www.carlisle.com. The Company will provide without charge a copy of the Business Code of Ethics to any shareholder upon written request mailed to the attention of the Company's Secretary at 11605 North Community House Road, Suite 600, Charlotte, North Carolina 28277.

        Communications with Board of Directors.    Any interested party may communicate with the Board of Directors or with the non-management directors as a group by writing to the Company's Secretary at Carlisle Companies Incorporated, 11605 North Community House Road, Suite 600, Charlotte, North Carolina 28277, Attention: Secretary. Any written communication will be forwarded to the Board for its consideration.

        Attendance at Annual Meeting.    Directors are not required to attend the Company's Annual Meeting of Shareholders. However, all directors other than Mr. Munn (due to medical reasons) attended the 2012 Annual Meeting. All directors are planning to attend the 2013 Annual Meeting.

        Nomination Process.    At its February, 2003 meeting, the Board established a Governance Committee. All directors serving on the Committee are "independent" under the standards established by the New York Stock Exchange.

        As more fully described in its Charter, the Governance Committee assists the Board by identifying individuals qualified to be directors and recommending such individuals be nominated by the Board for election to the Board by the shareholders. Director nominees should possess the highest personal and professional integrity, ethics and values, and be committed to representing the long-term interests of the Company's shareholders. Nominees should also have outstanding business, financial, professional, academic or managerial backgrounds and experience. Each nominee must be willing to devote sufficient time to fulfill his or her duties, and should be committed to serve on the Board for an extended period of time. Prior to accepting an invitation to serve on another public company board, directors must advise the Governance Committee and the Committee will determine whether such service will create a conflict of interest and/or prevent the director from fulfilling his or her responsibilities.

        The Governance Committee has not adopted a policy with regard to the consideration of diversity in identifying director nominees. However, the Committee values what diversity brings to the Board of Directors and has consistently included diversity as a desired qualification when conducting searches for director nominees. The Committee's emphasis on diversity has produced a Board of Directors with broad diversity in qualifications and two female members.

        The source of director candidates may include: other directors, management, third-party search firms and security holders. Security holders may submit director recommendations to the Governance Committee by writing to the Company's Secretary at Carlisle Companies Incorporated, 11605 North Community House Road, Suite 600, Charlotte, North Carolina 28277, Attention: Secretary. The writing should include whatever supporting material the security holder considers appropriate and should address the director nominee characteristics described in the immediately preceding paragraph and must be received at least 120 days prior to the applicable Annual Meeting. The Company has not retained a third-party search firm to identify candidates at this time, but may do so in the future in its discretion.

 EXECUTIVE OFFICER
COMPENSATION DISCUSSION AND ANALYSIS

        This section contains an in-depth description and analysis of the Company's executive compensation policies and practices and the compensation earned by the Company's most senior executives (referred to as "named executives" or "named executive officers" in this section) under those policies and practices. The Compensation Committee of the Board of Directors administers the Company's compensation policies and practices for all executive officers of the Company, including the named executives.

        As you review this section, you will see that the Compensation Committee has adopted compensation policies and practices that (i) link pay and performance—with Company executives having the opportunity to earn substantial compensation over and above their base salaries based on the Company's performance or the market value of the Company's Common Stock, (ii) align the interests of the Company's executives and shareholders, (iii) are transparent and easy to communicate to the Company's executives and shareholders, and (iv) provide a valuable retention tool for key executive talent.

A. Executive Summary

        The Company remained intently focused on investing and driving growth in higher margin, global businesses and operational excellence during 2012. This focus helped the Company make substantial progress toward achieving its long-term strategic goals of $5 billion in sales, 30% global sales, 15% operating margins, 15% working capital as a percent of sales and 15% return on invested capital.

        The Company's executive compensation program is directly linked to these key financial goals by awarding annual incentive compensation based on the level of performance achieved. The executive compensation program provides a further link between executive pay and shareholder interests by including performance Shares in the long-term stock-based awards made under the program. The performance Shares are earned based on the total return to the Company's shareholders (share appreciation plus dividends) relative to the total shareholder return of the companies comprising the S&P 400 MidCap Index® over a three year performance period.

        The following tables summarize the Company's strong 2012 financial performance and the total return to the Company's shareholders during 2012 and the two- and three- year periods ending in 2012.

Annual Incentive Performance Measures

	2012	2011	Percentage Change

Sales	$3.629 billion	$3.225 billion	11.6%

Net Earnings	$267.3 million	$181.8 million	45.0%

Global Sales	$772.5 million	$611.2 million	25.9%

EBIT Margin	11.7%	8.5%	37.6%

Working Capital as a % of Sales	22.4%	22.5%	(0.04)%

 Share Price Performance

	Return

Benchmark	2012	2011 - 2012	2010 - 2012

S&P 500 Index®	13.4%	13.4%	27.9%

S&P 400 MidCap Index®	16.1%	12.5%	40.4%

General Industry Peer Group Index(1)	18.4%	6.1%	24.3%

Carlisle	32.6%	47.9%	68.3%

(1)
The members of the General Industry Peer Group Index are Crane Co., Danaher Corp., Dover Corp., Emerson Electric Co., General Electric Company, Harsco Corp., Illinois Tool Works Inc., Ingersoll-Rand plc, ITT Corp., Parker Hannifin Corp., Pentair, Inc., Roper Industries, Inc., SPX Corp., Teleflex Inc., Textron Inc., and United Technologies Corp.

        Over 90% of the Shares voted at the 2012 Annual Meeting were cast in favor of a resolution approving the compensation earned by the named executive officers under the program in 2011 (the "say on pay vote"). Because of the strong support the executive compensation program received at the 2012 Annual Meeting, the Compensation Committee did not make significant changes in the principal features of the executive compensation program during 2012. As described in this section, the Compensation Committee took the following compensation actions in 2012 with respect to the named executives:

  •
  Increased the 2012 base salaries of the named executive officers in line with Company growth, market conditions and job responsibility, as described on page 23;

  •
  Paid 2012 annual incentive awards based upon a Company-wide performance factor of 172%, as described on pages 23 through 25;

  •
  Paid performance Shares for the three-year performance period ending in 2012 at the maximum level based on Carlisle's total shareholder return during the period ranking in the 76th percentile of the S&P 400 MidCap Index®;

  •
  Issued long-term incentive compensation awards, as described on pages 25 through 27; and

  •
  Adopted changes in future executive severance agreements, as described on page 30, to more closely align with the compensation practices of other companies.

        The Company's shareholders will have the opportunity to provide feedback to the Board of Directors on the Company's executive compensation program through the say-on-pay vote at the 2013 Annual Meeting. The Compensation Committee encourages all Company shareholders to carefully review this section and the disclosure tables that follow this section prior to casting their votes on the 2013 say-on-pay proposal.

B. Roles of Compensation Committee, Compensation Consultant and Executive Officers in Determining Executive Compensation

        The Compensation Committee renewed its engagement of Towers Watson as the executive compensation consultant to the Committee for 2012. Towers Watson provides no services to the Company or its management other than services related to the Company's executive and non-employee director compensation programs. The Compensation Committee has determined that Towers Watson is independent from the Company and its executive officers and the services provided by Towers Watson do not raise any conflict of interest.

        In 2012, Towers Watson provided a report to the Compensation Committee on executive compensation trends in pay levels and practices and an update on recent legislative and regulatory developments involving executive compensation. Towers Watson also updated the compensation benchmarking analysis it prepared for the Committee in 2011 using projected average executive salary increases of 3.1% reported in Towers Watson survey data from companies across all industries. Finally, Towers Watson prepared a market analysis of the Company's non-employee director compensation for the Governance Committee which was used to adjust the equity portion of director compensation as described on page 12.

        The Compensation Committee also receives input from Company management in connection with the administration of the Company's executive compensation program. Mr. Roberts, the Company's Chairman, President and Chief Executive Officer, recommended base salary increases for the named executive officers, and the Compensation Committee approved that recommendation. In addition, Mr. Roberts provides input to the Compensation Committee about the performance measures to be used for determining the 2012 annual incentive compensation awards, the threshold, target and maximum performance levels for the performance measures and the weighting of each performance measure.

        Mr. Ford, the Company's Chief Financial Officer, provided information and analysis to the Compensation Committee about the financial performance of the Company for the 2012 fiscal year and each of the Company's operating businesses for which a named executive officer was responsible. The Compensation Committee used the information and analysis provided by Mr. Ford in determining the annual incentive compensation awards earned by the executives for 2012.

C. Philosophy and Material Elements of Executive Compensation Program

        The material elements of the total direct compensation provided to executives under the Company's program are (i) base salary, (ii) a target annual cash bonus opportunity expressed as a percentage of each executive's base salary and (iii) a long-term, stock-based award, the expected value of which is also expressed as a percentage of base salary. While each element of compensation paid to executive officers is significant, the annual cash bonus and long-term, stock-based awards have the potential to be the largest amounts of the total compensation paid to executive officers.

        The following table shows the guiding principles for the Company's executive compensation program and how the program complies with these principles:

Principle	How the Program Complies

Provide competitive compensation opportunities.

•

Total pay is targeted at the median of general industry companies similar in size to the Company.

•

Above target performance results in above median pay; below target performance results in below median pay.

Reward performance that is consistent with key strategic and shareholder goals.

•

Annual incentive plan incorporates earnings and other financial measures aligned with shareholder interests.

•

Performance share awards incorporate total shareholder return as a performance measure.

•

Inappropriate risk taking is not encouraged.

Balance performance measures and, where appropriate, emphasize overall corporate, operating business and division performance.	Annual incentive plan incorporates corporate and operating business and division level performance measures.

Serve as a retention tool for key executive talent, provide a balance of liquidity and reward executives for superior performance.

•

Program provides a mix of base salary, annual incentives tied to performance and stock-based awards with vesting restrictions.

•

Performance share awards incorporate total shareholder return as a performance measure.

Transparent, simple to administer and easy to communicate.	Formula based structure includes pre-set performance measures, weightings and timing.

Compensation Benchmarking

        The Compensation Committee periodically benchmarks executive compensation to ensure the compensation provided to Company executive officers is reasonable and competitive with the market. Compensation was last benchmarked in 2011.

Base Salaries

        Base salaries provide a baseline level of compensation to executive officers for carrying out the day-to-day duties and responsibilities of their positions.

        The Compensation Committee reviews and adjusts base salary levels each year. During the review and adjustment process, the Compensation Committee considers:

  •
  the duties and responsibilities of each executive officer position;

  •
  the executive officer pay relative to the base salaries of senior officers and other employees of the Company; and

  •
  whether the base salary levels are competitive, based on a comparison of the current base salary with the market base salary.

        The Committee reviews the named executive officer base salaries in December each year. Any base salary increases approved in December become effective for the succeeding fiscal year. In December 2012 the Company approved increases for the named executives as follows effective for the 2013 fiscal year:

Executive	2012 Base Salary	2013 Base Salary	% Increase

Mr. Roberts	$1,100,000	$1,210,000	10%

Mr. Ford	$560,000	$600,000	7%

Mr. Altmeyer	$650,000	$685,000	5%

Mr. Koch	$425,000	$550,000	29%

Mr. Berlin	$425,000	$475,000	12%

        The Committee approved the increases after it reviewed an update of the benchmarking analysis Towers Watson prepared for the Committee in 2011. Towers Watson's updated analysis projected average executive salary increases of 3.1% based on survey data from companies across all industries. All of the named executive officers received increases above the projected average increases in recognition of the outstanding performance and growth of the Company in 2012. Mr. Koch received a larger base salary increase in recognition of the expanded duties and responsibilities associated with the addition of Carlisle Transportation Products and Carlisle FoodService Products to the Diversified Products Group for which he is responsible.

2012 Annual Incentive Compensation Awards

        The Company's executive officers earned annual incentive compensation under the program for 2012 based on the Company's performance compared to pre-established performance measures.

        The Compensation Committee first established a target annual incentive award expressed as a percentage of each named executive's base salary. The 2012 target awards were set at the same level as the 2011 target awards—100% of base salary for the Chief Executive Officer and 75% of base salary for the other named executives.

        The Compensation Committee then selected the performance measures on which the 2012 annual incentive awards would be based. The measures for the 2012 annual incentive awards to Mr. Roberts, Chief Executive Officer and Mr. Ford, Chief Financial Officer were the Company's consolidated (i) sales, (ii) global sales, (iii) earnings, (iv) EBIT margin and (v) working capital as a percentage of sales. The measures adopted for the 2012 annual incentive awards for each of the other named executives were (i) sales, (ii) global sales, (iii) EBIT margin and (iv) working capital as a percentage of sales, in each case, of the business for which the executive has responsibility and the Company's consolidated earnings. There was no change in the performance measures from 2011 to 2012. The Compensation Committee did make minor (5% to 10%) adjustments to the relative weightings of the performance measures for some of the Company's operating business groups. The Compensation Committee believes that each of these performance measures tracks whether the Company and its core businesses are operating efficiently and with a view toward long-term, sustainable growth in the United States and abroad. The Compensation Committee believes that superior performance under these measures will ultimately benefit Company shareholders through increased profits, dividends and Share value.

        Finally, the Compensation Committee established threshold, target and maximum levels of performance for each of the measures and determined that 50% of the target annual incentive award would be paid for threshold level performance, 100% of the target annual incentive award would be paid for target level performance and 200% of the target annual incentive award would be paid for performance at or above the maximum level. Under the program adopted by the Compensation Committee, the Company's performance under each of the measures was independently determined from the other measures, so that an annual incentive award was determined for the actual level of performance under each measure. The annual incentive awards under each measure were combined to determine each named executive's aggregate annual incentive award for 2012.

        The Compensation Committee approved threshold, target and maximum performance levels in December 2011 based on the Company's 2011 actual performance. In general, the 2012 target performance levels were set at 105% of 2011 actual performance. The following tables show the threshold, target and maximum performance levels for each of the performance measures established by the Compensation Committee for 2012 as well as the Company's actual performance in 2012 and 2011.

        The performance levels and measures are based on the Company's continuing operations except that for purposes of calculating EBIT margin at Carlisle Diversified Products Group ("DPG"), the Compensation Committee approved the exclusion of $8 million of expenses relating to the restructuring charges at Carlisle FoodService Products announced in the third quarter of 2012, which were determined to be non-recurring, a benefit to the Company over the long term and not anticipated at the time the 2012 performance goals were established.

Consolidated Company Performance Measures
Used for 2012 Annual Incentive Awards to Mr. Roberts and Mr. Ford

	Performance Levels Established by the Compensation Committee			Actual Performance
Performance Measure	Threshold	Target	Maximum	2012	2011

Sales (35% weighting)	$3.151 billion	$3.483 billion	$3.815 billion	$3.629 billion	$3.225 billion

Earnings (35% weighting)	$177.5 million	$196.2 million	$214.9 million	$267.3 million	$181.8 million

Global Sales (10% weighting	$670.7 million	$704.2 million	$771.3 million	$772.5 million	$611.2 million

EBIT Margin (10% weighting)	8.2%	8.7%	9.2%	11.7%	8.5%

Working Capital as a % of Sales (10% weighting)	23.7%	22.7%	20.7%	22.4%	22.5%

Carlisle Construction Materials ("CCM") Performance Measures
Used for 2012 Annual Incentive Award to Mr. Altmeyer

	Performance Levels Established by the Compensation Committee			Actual Performance
Performance Measure	Threshold	Target	Maximum	2012	2011

CCM EBIT Margin (20% weighting)	11.0%	12.0%	13.0%	16.1%	12.3%

CCM Sales (25% weighting)	$1.446 billion	$1.598 billion	$1.750 billion	$1.696 billion	$1.484 billion

CCM Working Capital as a Percentage of Sales (15% weighting)	19.9%	18.9%	17.9%	18.8%	18.8%

CCM Global Sales (10% weighting)	$199.6 million	$209.6 million	$229.5 million	$240.7 million	$161.6 million

Consolidated Earnings (30% weighting)	$177.5 million	$196.2 million	$214.9 million	$267.3 million	$181.8 million

 Carlisle Diversified Products Group ("DPG") Performance Measures
Used for 2012 Annual Incentive Award to Mr. Koch

	Performance Levels Established by the Compensation Committee			Actual Performance
Performance Measure	Threshold	Target	Maximum	2012	2011

DPG EBIT Margin (20% weighting)	9.3%	10.3%	11.3%	10.1%	6.5%

DPG Sales (25% weighting)	$1.369 billion	$1.513 billion	$1.657 billion	$1.471 billion	$1.441 billion

DPG Working Capital as a Percentage of Sales (15% weighting)	26.9%	25.9%	23.9%	26.3%	25.9%

DPG Global Sales (10% weighting)	$342.2 million	$359.3 million	$393.5 million	$358.5 million	$342.2 million

Consolidated Earnings (30% weighting)	$177.5 million	$196.2 million	$214.9 million	$267.3 million	$181.8 million

Carlisle Interconnect Technologies ("CIT") Performance Measures
Used for 2012 Annual Incentive Award to Mr. Berlin

	Performance Levels Established by the Compensation Committee			Actual Performance
Performance Measure	Threshold	Target	Maximum	2012	2011

CIT EBIT Margin (25% weighting)	14.0%	15.0%	16.0%	14.9%	14.0%

CIT Sales (25% weighting)	$365.9 million	$404.5 million	$443.0 million	$463.1 million	$385.2 million

CIT Working Capital as a Percentage of Sales (20% weighting)	27.0%	26.0%	24.0%	24.2%	26.0%

CIT Global Sales (10% weighting)	$129.4 million	$135.9 million	$148.8 million	$173.4 million	$129.4 million

Consolidated Earnings (20% weighting)	$177.5 million	$196.2 million	$214.9 million	$267.3 million	$181.8 million

        Based on the performance measures established by the Compensation Committee for 2012 and the Company's actual performance, the named executives earned 2012 annual incentive awards as follows:

Executive	2012 Annual Incentive Award ($)(1)	2012 Annual Incentive Award (% of base salary)	2012 Annual Incentive Award (% of target incentive award)

Mr. Roberts	$1,890,300	172%	172%

Mr. Ford	$721,700	129%	172%

Mr. Altmeyer	$869,100	134%	178%

Mr. Koch	$386,800	91%	121%

Mr. Berlin	$547,800	129%	172%

(1)
These amounts are also reported in the "Non-Equity Plan Incentive" column of the Summary Compensation Table on page 32.

2012 Long-Term, Stock-Based Awards

        The Compensation Committee makes annual stock-based awards one time each year at the Committee's regularly-scheduled February meeting. All stock-based awards are made under the

Company's Executive Incentive Program which imposes certain restrictions, described below, on the terms of the awards.

        In February 2012, the Committee awarded stock options and restricted Shares to the named executives in the amount shown in the Grants of Plan Based-Awards Table on page 34. The number of Shares included in the 2012 awards was determined using a formula-based approach. First, the Compensation Committee established a target award opportunity, expressed as a percentage of base salary, for the named executives based on each executive's position and the market median long-term incentive award for that position. The Committee used the same target award opportunity for the 2012 awards as it used in 2009 and 2010: 300% of base salary for the Chief Executive Officer and 150% of base salary for the other named executives.

        The Compensation Committee then determined the appropriate blend of the types of equity awards to be included in each named executive's stock-based award. In 2010, the Committee changed the blend of equity awards from stock options and time-vested restricted stock (each weighted 50%) to stock options, performance Shares and time-vested restricted stock (each weighted 33 1/3%) and elected to use the same blend of stock-based awards in 2012 to support the Company's pay for performance programs and the alignment of executive and shareholder interests.

        The stock options awarded in 2012 will vest in equal annual installments over three years. The restricted stock awarded in 2012 will become vested upon the third anniversary of the award date.

        The performance Shares awarded in 2012 will be earned based on the total return to the Company's shareholders (share appreciation plus dividend) relative to the total shareholder return of the companies comprising the S&P 400 MidCap Index® over the three year performance period ending December 31, 2014 in accordance with the following table:

Relative Total Shareholder Return	Percentage of Performance Shares Earned

Below 25th percentile	0%

25th percentile	50%

50th percentile	100%

75th percentile or above	200%

        If the Company's total shareholder return falls between the 25th and 50th percentile or between the 50th and 75th percentile, the number of performance Shares earned will be determined by linear interpolation. Dividends will accrue during the three year performance period and will be paid on performance Shares that are earned.

        The Company's 2012 total shareholder return of 32.6% resulted in a ranking for the year at the 73rd percentile. Based on that percentile, approximately 192% of the performance Shares awarded in 2012 would have been earned if the performance period had ended on December 31, 2012.

        Each stock option was valued at $14.62 and each restricted Share and performance Share was valued at $49.56 to calculate the number of shares included in the awards. The value of each type of award was based on the market price of the Company's common stock on the award date. The total expected value of each named executive was divided equally between stock options, restricted Shares and performance Shares.

        The Committee included options in the awards to encourage the named executives to increase shareholder value over the term of the options. The Committee included restricted Shares in the awards not only to encourage the named executives to increase shareholder value but also to remain employed with the Company. The Committee added performance Shares as an equally-weighted component of the stock-based awards to further link executive compensation to the performance of the Company and align the interests of the executives with the Company's shareholders.

        The Company's Executive Incentive Program contains certain restrictions on the terms of all stock-based awards. For example, all stock options must be granted with an option exercise price that is equal to or greater than the fair market value of the Shares on the date of award. The Program also expressly prohibits re-setting the option exercise price of stock options. These restrictions ensure that any options awarded under the Program will have value to the executives only if the market price of the Shares increases after the date of the award. The Program further requires that restricted Share awards must be subject to a restriction period of at least two (2) years during which the Shares are subject to a substantial risk of forfeiture and may not be transferred. Finally, the Program provides an annual limit on the size of awards. Currently, no executive may receive in any one fiscal year period an award of options to acquire more than 300,000 Shares or an award of more than 100,000 performance or restricted Shares.

        The Compensation Committee has never manipulated the timing of stock-based awards to take advantage of non-public information. The Committee is aware that the February meeting during which it makes annual stock-based awards precedes the date the Company releases its fourth quarter and annual financial results. The Committee is also aware that the release will usually affect the market value of the Company's stock and the underlying value of the stock-based awards made to executives at the February meeting. The Committee believes that executives will not necessarily gain over the long run from the short term benefit of a positive release because the Company's stock price fluctuates over time and because all of the awards have multi-year vesting schedules and stock options have historically been held for several years prior to exercise. In addition, any gain from a positive benefit in some years will be offset by earnings releases in other years that negatively affect the market value of the Shares.

Stock Ownership Policy

        The Compensation Committee believes that ownership of the Company's common stock by executive officers aligns their interests with those of the Company's shareholders, enhances retention of executives by providing them an opportunity to accumulate a meaningful ownership interest in the Company and focuses executives on building shareholder value over the long term. Therefore, the Committee has maintained for several years a stock ownership policy for the Company's officers, including the named executives.

        The policy currently has the following ownership requirements:

Executive	Number of Shares

CEO	114,000

Group President and certain Corporate Vice Presidents	25,000

        The policy also has a retention requirement under which an officer must retain at least one-half of the after-tax value realized from the vesting of restricted Shares, the exercise of options or the receipt of earned performance Shares until the officer has satisfied the policy's Share ownership requirement.

        Ownership for purposes of the policy includes Shares owned directly or under an employee benefit plan and all restricted Shares. Ownership does not include any performance Share awards or any Shares subject to stock options. As of December 31, 2012, all of the named executives were in compliance with the policy's Share ownership and retention requirements.

        The ownership policy prohibits any officer from using Shares as collateral for any purpose or engaging in short sales or hedging transactions involving Shares.

D. Retirement and Other Benefits

Retirement and Group Insurance Benefits

        The Company provides retirement, health and welfare and other benefits to its executive officers. The Company sponsors the 401(k) Plan, a tax-qualified retirement plan, for the benefit of substantially all of its non-union employees, including the named executives. The 401(k) Plan encourages saving for retirement by enabling participants to save on a pre-tax basis and by providing Company matching contributions.

        The Company also sponsors the Retirement Plan for Employees of Carlisle Corporation (the "Retirement Plan"), a tax-qualified retirement plan that provides retirement income to eligible employees following their retirement from the Company. The Pension Benefits Table on page 38 shows the lump sum present value of the annual annuity benefit earned by the named executives under the Retirement Plan for their credited service through December 31, 2012.

        Section 401(a)(17) of the Code limits the amount of annual compensation that tax-qualified plans like the Company's 401(k) Plan and Retirement Plan may take into account for purposes of determining contributions and benefits. The limit for 2012 was $250,000 and it is subject to adjustment annually for cost of living increases. For 2013, the limit will be $255,000. The Company maintains an unfunded supplemental pension plan to provide benefits to certain Retirement Plan participants whose benefits are limited by Section 401(a)(17) of the Code and to certain senior management employees who were employed on or after January 1, 2005 and are not eligible to participate in the Retirement Plan. The Pension Benefits Table on page 39 also shows the lump sum present value of the annual annuity benefit earned by the named executives under the supplemental plan.

        The Company adopted, effective as of January 1, 2012, a supplemental 401(k) Plan to provide covered officers, including the named executives, the opportunity to (i) defer base salary and annual incentive compensation that could not be deferred under the 401(k) Plan due to the Internal Revenue Code limitations that apply to the 401(k) Plan and (ii) Shares earned under the Company's equity incentive plan. The Company provides a matching contribution equal to 100% of the first 4% of base salary and annual incentive compensation deferred under the supplemental 401(k) Plan. Each participant in the supplemental 401(k) Plan may direct the "deemed investment" of his or her account among the different investment funds offered by the Company from time to time. The investment options include (i) a fixed rate fund, (ii) a Company stock fund and (iii) investment options that are similar to most of the options available under the Company's 401(k) Plan. All amounts credited to a participant's account under the supplemental 401(k) Plan are 100% vested and generally will be paid in a lump sum after the participant terminates employment with the Company. A participant may also elect to receive one or more in-service distributions.

        The named executives also participate in group health, life and other welfare benefit plans on the same terms and conditions that apply to other employees. The named executives do not receive better insurance programs, vacation schedules or holidays and perquisites are limited.

Employment Letter Agreement with Mr. Roberts

        Mr. Roberts is employed as Chairman, President and Chief Executive Officer of the Company pursuant to the terms of an employment letter agreement entered into with the Company on June 5, 2007 that provides the following benefits:

  •
  A severance benefit equal to two times the highest annual compensation payable to Mr. Roberts for either of the two years ending with the date of termination and full vesting of all stock options and restricted Share awards if Mr. Roberts is terminated by the Company for other than gross or willful misconduct or Mr. Roberts resigns for good reason (as defined in the employment letter agreement).

  •
  Participation in all employee benefit plans generally available to the Company's senior executives and reimbursement of reasonable tax preparation and financial planning expenses as well as the cost of an annual executive physical.

  •
  A benefit under the Company's Supplemental Pension Plan. The benefit under the original letter was equal to $25,703 per month payable for Mr. Roberts' life if he continued employment with the Company until he attained age 65. In December 2011, the Committee approved an increase in the monthly benefit to $38,250 per month provided Mr. Roberts remains employed through age 67.

  •
  Retiree medical and dental coverage for the life of Mr. Roberts and his wife.

Post-Termination of Employment Benefits

        The Company has not entered into an employment agreement with any executive officer that provides severance or other benefits following their resignation, termination, retirement, death or disability, except (i) for agreements with certain executive officers (including all of the named executives) that provide severance benefits in the event of a termination of their employment following a change of control of the Company (the "change in control agreements") and (ii) the previously-described employment agreement with Mr. Roberts. The change in control agreements provide that the executives will not, in the event of the commencement of steps to effect a change of control (defined generally as an acquisition of 20% or more of the outstanding voting Shares or a change in a majority of the Board of Directors), voluntarily leave the employ of the Company until the potential acquirer of the Company or control of the Company has terminated his or its efforts to effect a change of control or until a change of control has occurred. The Company believes that the change in control agreements protect the interests of the Company's shareholders by providing financial incentives to executives to represent the best interests of the Company and its shareholders during the periods immediately preceding and following a change of control.

        In the event of any termination of an executive's employment (including due to the executive's resignation) within three (3) years of a change of control (other than due to the executive's death or disability or after the executive attains age 65), each change in control agreement provides that the executive will be entitled to receive three years' compensation, including bonus, retirement benefits equal to the benefits the executive would have received had he or she completed three additional years of employment, continuation of all life, accident, health, savings, and other fringe benefits for three years, and relocation assistance. The three year benefit period is reduced if the executive terminates within three years of the date the executive would attain age 65. In addition, the agreements provide that the executive will become fully vested in all outstanding stock option and restricted Share awards and outstanding performance Shares will be earned at the maximum level. If any payments to a named executive are considered excess "parachute payments"* and the amount of the excess is more than 15%, the Company is required to provide a tax gross up for the excise taxes the executive would be required to pay with respect to the payments.

*
Section 280G of the Internal Revenue Code defines "parachute payments" as payments which (i) are compensatory in nature, (ii) are made to or for the benefit of a shareholder, officer or highly compensated individual, and (iii) are contingent on a change in ownership or effective control (or change in ownership of a substantial portion of assets) of a corporation. If the parachute payments have an aggregate present value of at least 3 times the average annual compensation earned by the recipient of the payment over the 5 years preceding the date of the change in control, the amount of the payments in excess of 1 times such average annual compensation are not deductible by the payor for federal income tax purposes and are subject to a 20% excise tax (payable by the recipient) in addition to regular income taxes.

        At its meeting in September 2012, the Committee determined that any future change in control agreements would provide severance benefits only in the event an executive is terminated without cause or resigns with good reason within three (3) years of a change of control and the severance benefits would not be reduced based on the executive's age. In addition, the Company would not provide any tax gross up for excise taxes assessed against any excess parachute payments.

        If the Company had terminated Mr. Roberts' employment for any reason other than gross or willful misconduct or Mr. Roberts had resigned for good reason, in either case as of December 31, 2012, Mr. Roberts would have received the following severance benefits in accordance with his employment letter agreement with the Company:

Severance Benefit	Stock Options(1)	Restricted Stock(2)	Performance Shares	Present Value of Supplemental Pension Plan Benefit(3)	Estimated Value of Retiree Medical Benefits	Total

$5,990,000	$2,825,477	$4,575,935	$0	$5,984,488	$190,267	$19,566,167

(1)
Value (based on the closing market price of the Company's common stock on December 31, 2012 of $58.76 per Share) of unvested in-the-money stock options that would become vested upon termination.

(2)
Value (based on the closing market price of the Company's common stock on December 31, 2012 of $58.76 per Share) of unvested shares of restricted stock that would become vested upon termination.

(3)
Present value of the Supplemental Pension Plan benefit that would become vested upon termination. Note 16 to the Company's consolidated financial statements included in the 2012 Annual Report on Form 10-K includes the valuation assumptions and other information relating to the Supplemental Pension Plan.

        The following table shows the amounts that would have been payable to the named executives under the change in control agreements if a change of control of the Company had occurred on December 31, 2012 and the named executives' employment with the Company was terminated without cause immediately thereafter.

	Severance Benefit		Estimated Value of Continued Participation in Health and other Welfare Benefit Plans(2)	Stock Options(3)	Restricted Stock(4)	Performance Shares(5)	Present Value of Supplemental Pension Plan Benefit(6)	Excise Tax Gross-Up (Reduction in Payments)	Total

Mr. Roberts	$0	(1)	$190,267	$2,825,477	$4,575,935	$5,790,210	$5,984,488	$5,977,641	$25,344,018

Mr. Ford	$3,845,100		$30,000	$633,975	$1,035,939	$1,342,078	$268,761	$3,160,798	$10,316,651

Mr. Altmeyer	$4,158,726		$30,000	$848,083	$1,724,606	$1,724,018	$732,867	$0	$9,218,300

Mr. Koch	$2,697,300		$30,000	$456,208	$948,386	$1,072,958	$77,088	$2,242,268	$7,524,208

Mr. Berlin	$2,918,400		$30,000	$420,100	$639,309	$1,068,257	$224,786	$2,443,491	$7,744,343

(1)
Mr. Roberts attained age 65 in December 2012 and would not be entitled to receive any severance benefit under the change in control agreement between Mr. Roberts and the Company. Mr. Roberts would be entitled to receive a severance benefit of $5,990,000 under the employment letter agreement described above if he is terminated by the Company for other than gross or willful misconduct or Mr. Roberts resigns for good reason.

(2)
Under his employment letter agreement with the Company, Mr. Roberts is entitled to retiree medical and dental coverage for the life of Mr. Roberts and his wife if his employment is terminated without cause. The amount presented for Mr. Roberts is the estimated value of the retiree medical benefits. The amount presented for the other named executives is the estimated value of three years of continued participation in the Company's group health and other welfare benefit plans.

(3)
Value (based on the closing market price of the Company's common stock on December 31, 2012 of $58.76 per Share) of unvested in-the-money stock options that would become vested upon a change of control of the Company.

(4)
Value (based on the closing market price of the Company's common stock on December 31, 2012 of $58.76 per Share) of unvested shares of restricted stock that would become vested upon a change of control of the Company.

(5)
Value (based on the closing market price of the Company's common stock on December 31, 2012 of $58.76) of the maximum number of performance Shares under all outstanding performance Share awards.

(6)
Present value of the Supplemental Pension Plan benefit that would become vested upon termination after a change of control of the Company. Note 16 to the Company's consolidated financial statements included in the 2012 Annual Report on Form 10-K includes the valuation assumptions and other information relating to the Supplemental Pension Plan.

        From time to time, the Company enters into employment letter agreements with newly employed senior management employees. All agreements with management employees entered into after September 2011 will include a general "claw-back" provision pending the issuance of regulations related to claw-back policies required under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Internal Revenue Code Section 162(m)

        Section 162(m) of the Code limits the amount of compensation paid to the named executives (other than the Chief Financial Officer who is not subject to the Section 162(m) limitation) in any one fiscal year that may be deducted by the Company for federal income tax purposes. The deduction limitation is currently $1 million. "Performance-based compensation" paid under a plan that has been approved by the Company's shareholders is not subject to the deduction limitation.

        The Company's Executive Incentive Program has been approved by the Company's shareholders, and the compensation attributable to stock option and performance Share awards under the program should qualify as "performance-based" compensation that is fully deductible and not subject to the Code Section 162(m) deduction limit. Compensation attributable to time-vested restricted Share awards under the program is subject to the deduction limit.

        The Company's shareholders have also approved the Senior Management Incentive Compensation Plan of Carlisle Companies Incorporated. All of the named executives participated in the Incentive Plan for 2012, and the annual incentive compensation awarded to the named executives under the Plan for 2012 should qualify as fully deductible "performance based" compensation.

        The Committee has not adopted a formal policy that requires all compensation paid to the named executives to be fully deductible.

E. Conclusion

        The Compensation Committee has reviewed all components of the Chief Executive Officer's and the named executives' compensation, including salary, bonus, equity and long-term incentive compensation, accumulated realized and unrealized stock option and restricted stock gains, the dollar value of all perquisites and other personal benefits as well as the Company's obligations under its pension plans. Based on this review, the Compensation Committee finds the Chief Executive Officer's and the named executives' total compensation, in the aggregate, to be reasonable and appropriately linked to the Company's performance. The Compensation Committee therefore recommends that shareholders vote "FOR" the say-on-pay proposal included as Proposal Two in this Proxy Statement.

F. Executive Officer Compensation Disclosure Tables

        Summary Compensation Table—This table shows the base salary, annual bonus and all other compensation paid to the named executives. The table also shows the grant date fair value of the stock and option awards made to the named executives and the increase in the present value of the retirement benefit of each named executive.

Name and Principal Position(s)	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2)	All Other Compensation ($)(3)	Total ($)

David A. Roberts Chairman, President and Chief Executive Officer	2012	$1,100,000	$2,648,307	$1,100,009	$1,890,300	$762,101	$93,671	$7,594,388

	2011	$1,037,200	$2,497,939	$1,037,021	$1,957,800	$2,004,592	$46,421	$8,580,973

	2010	$978,500	$2,419,125	$947,188	$1,331,100	$284,148	$48,970	$6,009,031

Steven J. Ford Vice President, Chief Financial Officer and General Counsel	2012	$560,000	$674,158	$279,973	$721,700	$128,894	$62,978	$2,427,703

	2011	$442,000	$532,340	$220,953	$625,700	$65,663	$15,128	$1,901,784

	2010	$425,000	$525,180	$205,700	$433,600	$59,988	$15,886	$1,665,354

John W. Altmeyer Group President, Carlisle Construction Materials	2012	$650,000	$782,740	$325,003	$869,100	$283,220	$43,735	$2,953,798

	2011	$621,300	$848,217	$310,608	$681,400	$122,217	$14,790	$2,598,532

	2010	$597,400	$738,299	$289,142	$641,700	$141,588	$9,800	$2,417,926

D. Christian Koch Group President, Carlisle Diversified Products	2012	$425,000	$511,882	$212,502	$386,800	$35,664	$18,100	$1,589,948

	2011	$370,800	$446,538	$185,357	$528,300	$19,578	$9,800	$1,560,373

John E. Berlin Group President, Carlisle Interconnect Technologies	2012	$425,000	$511,882	$212,502	$547,800	$125,907	$21,077	$1,844,168

(1)
The amounts in these columns do not reflect the actual value the named executives will realize from the stock option, restricted stock and performance Share awards made to the executives. The amounts in the table are the grant date value of the awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (excluding any effect of estimated forfeitures). The Company will recognize a portion of the grant date value of the awards each year as compensation expense over the vesting period of the awards.

The stock awards column includes the grant date values of performance Shares awarded to the named executive officers. The performance Shares are earned based on the Company's relative total shareholder return versus the S&P Midcap 400 Index® over the three year period ending December 31, 2012 (for the performance Shares awarded in 2010), December 31, 2013 (for the performance Shares awarded in 2011) and December 31, 2014 (for the performance Shares awarded in 2012). The terms of the performance Share awards are described on pages 25-26. The 2012 stock awards column includes the following grant date values of the performance Share awards: Mr. Roberts $1,548,323, Mr. Ford $394,144, Mr. Altmeyer $457,626, Mr. Koch $299,270 and Mr. Berlin $299,270. The grant date values for the performance Shares were determined using a Monte Carlo simulation and assumptions regarding the future performance of the Company's common stock and the stock of the S&P MidCap 400 Index® companies, including expected volatility, risk-free interest rates, correlation coefficients and dividend reinvestment. The grant date values of the performance Share awards assuming the maximum number of performance Shares would be earned at the end of the three year performance period based on the $49.56 closing market price of the Company' common stock on the grant date would have been: Mr. Roberts $2,199,968, Mr. Ford $560,028, Mr. Altmeyer $650,227, Mr. Koch $425,225 and Mr. Berlin $425,225.

Note 6 to the Company's consolidated financial statements included in the 2012 Annual Report on Form 10-K contains more information about the Company's accounting for stock-based compensation arrangements, including the assumptions used to determine the grant date value of the stock and option awards.

(2)
Represents the sum of (i) the aggregate change in the actuarial present value of the named executive's accumulated benefit under the Retirement Plan for Employees of Carlisle Corporation and the Carlisle Corporation Supplemental Pension Plan and (ii) the portion of interest credited on compensation deferred under the Company's supplemental 401(k) plan that is considered "above market" under the proxy disclosure rules of the Securities and Exchange Commission.

(3)
The amounts presented in the "All Other Compensation" column for 2012 consist of the following:

	Mr. Roberts	Mr. Ford	Mr. Altmeyer	Mr. Koch	Mr. Berlin

Matching Contributions to the 401(k) Plan	$10,000	$10,000	$10,000	$10,000	$10,000

Matching Contributions to the Supplemental Savings Plan	$44,000	$47,428	$26,000	$0	$0

Reimbursement of Tax Return Preparation and Financial Advisory Services Fees	$39,671	$0	$2,959	$8,100	$3,577

Club membership dues	$0	$5,550	$4,776	$0	$7,500

Total	$93,671	$62,978	$43,735	$18,100	$21,077

All amounts presented above equal the actual cost to the Company of the particular benefit or perquisite provided.

        Grants of Plan-Based Awards Table—This table presents the threshold, target and maximum annual incentive award the named executives could have earned for 2012 and the restricted stock, performance stock and stock options awarded to the named executives during 2012. The incentive awards earned by the executives for 2012 are reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation table.

									All Other Option Awards: Number of Securities Underlying Options(#)(3)
		Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(#)(2)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)
	Grant Date
Name		Threshold($)	Target($)	Maximum($)	Threshold(#)	Target(#)	Maximum(#)

Mr. Roberts		$550,000	$1,100,000	$2,200,000

	02/01/12							22,195			$1,099,984

	02/01/12				11,097	22,195	44,390				$1,548,323

	02/01/12								75,240	$49.56	$1,100,009

Mr. Ford		$210,000	$420,000	$840,000

	02/01/12							5,650			$280,014

	02/01/12				2,825	5,650	11,300				$394,144

	02/01/12								19,150	$49.56	$279,973

Mr. Altmeyer		$243,750	$487,500	$975,000

	02/01/12							6,560			$325,114

	02/01/12				3,280	6,560	13,120				$457,626

	02/01/12								22,230	$49.56	$325,003

Mr. Koch		$159,375	$318,750	$637,500

	02/01/12							4,290			$212,612

	02/01/12				2,145	4,290	8,580				$299,270

	02/01/12								14,535	$49.56	$212,502

Mr. Berlin		$159,375	$318,750	$637,500

	02/01/12							4,290			$212,612

	02/01/12				2,145	4,290	8,580				$299,270

	02/01/12								14,535	$49.56	$212,502

(1)
The performance Shares will be earned based on the total return to the Company's shareholders (share appreciation plus dividend) relative to the total shareholder return of the companies comprising the S&P 400 MidCap Index® over the three year performance period ending December 31, 2014 in accordance with the following table:

Relative Total Shareholder Return	Percentage of Performance Shares Earned

Below 25th percentile	0%

25th percentile	50%

50th percentile	100%

75th percentile or above	200%

  If the Company's total shareholder return falls between the 25th and 50th percentile or between the 50th and 75th percentile, the number of performance Shares earned will be determined by linear interpolation. Dividends will accrue during the three year performance period and will be paid on performance Shares that are earned.

(2)
Shares subject to the stock awards become vested on December 31 of the third year following the grant date, or if earlier, upon a change in control of the Company or the date the executive officer terminates employment due to death, disability or retirement.

Mr. Roberts' stock awards will also become vested if the Company terminates his employment other than for gross or willful misconduct or Mr. Roberts terminates his employment for good reason, as defined in his employment letter agreement with the Company.

The named executives receive all dividends paid with respect to the restricted Shares during the vesting period.

(3)
The option awards become vested and exercisable in three equal annual installments beginning upon the first anniversary of the date of grant, or if earlier, upon a change of control of the Company or the date the executive officer terminates employment due to death, disability or retirement. The options expire ten years following the date of grant or, if earlier, one year from the date the executive officer terminates employment due to death, disability, retirement or a change of control of the Company or 90 days from the date the executive officer terminates employment for any other reason. Mr. Roberts' option awards will also become vested if the Company terminates his employment other than for gross or willful misconduct or Mr. Roberts terminates his employment for good reason, as defined in his employment letter agreement with the Company.

(4)
See Footnote 1 to the Summary Compensation Table for a description of how the grant date values of the stock and option awards were determined.

        Outstanding Equity Awards at Fiscal Year-End Table—This table presents information about unvested stock and option awards held by the named executives on December 31, 2012.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(11)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(12)

Mr. Roberts	0	75,240	(2)	$49.56	01/31/22	77,875	(6)	$4,575,935	44,390	$2,608,356
	32,580	65,160	(3)	$38.31	02/02/21				54,150	$3,181,854
	65,233	32,617	(4)	$34.21	02/01/20
	200,000			$18.57	02/03/19
	142,500			$33.25	02/04/18
	200,000			$47.25	06/20/17

Mr. Ford	0	19,150	(2)	$49.56	01/31/22	17,630	(7)	$1,035,939	11,300	$663,988
	6,942	13,883	(3)	$38.31	02/02/21				11,540	$678,090
	14,167	7,083	(4)	$34.21	02/01/20
	20,000			$18.57	02/03/19
	33,500			$33.25	02/04/18
	20,000			$41.87	02/06/17
	20,000			$34.43	02/07/16

Mr. Altmeyer	0	22,230	(2)	$49.56	01/31/22	29,350	(8)	$1,724,606	13,120	$770,931
	9,758	19,517	(3)	$38.31	02/02/21				16,220	$953,087
	19,913	9,957	(4)	$34.21	02/01/20
	47,145			$18.57	02/03/19
	108,500			$33.25	02/04/18
	44,000			$41.87	02/06/17
	40,000			$34.43	02/07/16

Mr. Koch	0	14,535	(2)	$49.56	01/31/22	16,140	(9)	$948,386	8,580	$504,161
	5,823	11,647	(3)	$38.31	02/02/21				9,680	$568,797
	4,578	3,434	(4)	$34.21	02/01/20
	7,144			$18.57	02/03/19
	25,309			$34.23	01/31/18

Mr. Berlin	0	14,535	(2)	$49.56	01/31/22	10,880	(10)	$639,309	8,580	$504,161
	5,775	11,550	(3)	$38.31	02/02/21				9,600	$564,096
	0	2,044	(5)	$34.21	02/01/20

(1)
Based on the closing market value of the Shares on December 31, 2012 of $58.76.

(2)
Stock Options vest at the rate of 33 1/3% per year with vesting dates of 02/01/13, 02/04/14 and 02/01/15.

(3)
Stock Options vest at the rate of 33 1/3% per year with vesting dates of 02/03/12, 02/03/13 and 02/03/14.

(4)
Stock Options vest at the rate of 33 1/3% per year with vesting dates of 02/02/11, 02/02/12 and 02/02/13.

(5)
Stock Options vest on 02/02/13.

(6)
Restricted Shares vesting as follows: 28,605 on 01/01/13, 27,075 on 01/01/14 and 22,195 on 01/01/15.

(7)
Restricted Shares vesting as follows: 6,210 on 01/01/13, 5,770 on 01/01/14 and 5,650 on 01/01/15.

(8)
Restricted Shares vesting as follows: 3,340 on 02/05/13, 8,730 on 01/01/13, 10,720 on 01/01/14 and 6,560 on 01/01/15.

(9)
Restricted Shares vesting as follows: 3,010 on 01/01/13, 4,000 on 02/01/13, 4,840 on 01/01/14 and 4,290 on 01/01/15.

(10)
Restricted Shares vesting as follows: 1,790 on 01/01/13, 4,800 on 01/01/14 and 4,290 on 01/01/15

(11)
The number of unearned units in this column equal the maximum number of performance Share units that may be earned for the three-year performance periods that will end on December 31, 2014 and December 31, 2013. The performance Shares will be earned based on the total return to the Company's shareholders (share appreciation plus dividend) relative to the total shareholder return of the companies comprising the S&P 400 MidCap Index® over the three year performance periods in accordance with the following table:

Relative Total Shareholder Return	Percentage of Performance Shares Earned

Below 25th percentile	0%

25th percentile	50%

50th percentile	100%

75th percentile or above	200%

  If the Company's total shareholder return falls between the 25th and 50th percentile or between the 50th and 75th percentile, the number of performance Shares earned will be determined by linear interpolation. Dividends will accrue during the three year performance period and will be paid on performance Shares that are earned.

  The Company's 2012 total shareholder return of 32.6% resulted in a ranking for the year at the 73rd percentile. Based on that percentile, approximately 192% of the performance Shares awarded in 2012 would have been earned if the performance period had ended on December 31, 2012. The Company's 2011 through 2012 total shareholder return of 47.9% resulted in a ranking for the year at the 86th percentile. Based on that percentile, approximately 200% of the performance Shares awarded in 2011 would have been earned if the performance period had ended on December 31, 2012.

(12)
The numbers in this column equal the maximum number of performance Share units that may be earned for the three-year performance periods that will end on December 31, 2014 and December 31, 2013 multiplied by the closing market value of the Shares on December 31, 2012 of $58.76. The amounts are not necessarily indicative of the amounts that may actually be realized by the named executive officers. The actual amount realized will be based on the Company's total shareholder return over the three year performance periods and the market value of the Shares when the units are earned.

        Option Exercises and Stock Vested Table—This table presents information about stock options exercised by the named executives and the number and value of stock awards that became vested in the named executives during 2012.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)

Mr. Roberts	0	$0	149,710		$7,587,410

Mr. Ford	37,275	$1,137,176	26,865		$1,369,713

Mr. Altmeyer	65,000	$1,774,529	42,550	(3)	$2,155,005

Mr. Koch	0	$0	17,520		$884,225

Mr. Berlin	27,261	$557,619	8,045		$408,160

(1)
Value realized equals the fair market value of the Shares on the date of exercise less the exercise price.

(2)
Value realized equals the fair market value of (i) the restricted Shares on the date the vesting restrictions lapsed and the Shares became vested and (ii) performance Shares earned for the three-year performance period ended December 31, 2012.

(3)
Mr. Altmeyer elected to defer receipt of 17,460 performance Shares he earned for the three-year performance period ended December 31, 2012. The deferred Shares will be paid to Mr. Altmeyer after he retires or terminates employment with the Company. Mr. Altmeyer will receive dividend equivalent payments from the Company during the deferral period.

        Pension Benefits Table—This table provides the actuarial present value of each named executive's accumulated benefit under the Company's Retirement and Supplemental Pension Plans.

        The Retirement Plan provides benefits under a cash balance benefit accrual formula that was added to the plan in 1997. Under the formula, participants accumulate a cash balance benefit based upon a percentage of compensation allocation made annually to the participants' cash balance accounts. The allocation percentage ranges from 2% to 7% of total base salary and annual bonus (including amounts deferred under the 401(k) Plan and Section 125 of the Code) depending on each participant's years of service. The cash balance account is further credited with interest annually. The interest credit is based on the One Year Treasury Constant Maturities as published in the Federal Reserve Statistical Release over the one year period ending on the December 31st immediately preceding the applicable plan year. The interest rate for the plan year ending December 31, 2012 was 4%. The Retirement Plan was closed to new participants effective December 31, 2004. No employees hired on or after January 1, 2005 are eligible to participate in the Plan.

        The benefits under the Supplemental Pension Plan are equal to the difference between the benefits that would have been payable under the Retirement Plan without regard to the compensation limitation imposed by the Code or the limitation on participation in the Retirement Plan that became effective on January 1, 2005 and the actual benefits payable under the Retirement Plan as so limited.

        Benefits under the Retirement Plan are payable as a monthly annuity or in a lump sum payment. Vested benefits under the Supplement Pension Plan are payable only in the form of a monthly annuity. The benefits under the Retirement Plan become vested after the executive completes 5 years of vesting service, or if earlier, the date the executive terminates employment due to death or disability. The benefits under the Supplemental Plan become vested after the executive completes ten years of vesting service and retires at or after age 55, or if earlier, the date the executive terminates employment due to death or disability.

        Mr. Roberts will receive an annual benefit under the Supplemental Pension Plan of $459,000 payable in the form of a single life annuity commencing on January 1, 2015 provided he remains employed with the Company until he attains age 67. If Mr. Roberts ceases to be employed prior to his attainment of age 67, the annual amount of the supplemental benefit will be reduced by $3,500 per year for each month by which his employment termination date precedes the date he would attain age 67. The supplemental benefit vests at the rate of 20% per year commencing June 21, 2008, or if earlier, the date the Company terminates Mr. Roberts' employment other than for gross or willful misconduct or Mr. Roberts terminates employment due to death, disability or retirement or for good reason, as defined in his employment agreement with the Company. The benefit will be actuarially adjusted if it is paid in any form other than a life annuity or the benefit commencement date is before January 1, 2013 or after January 1, 2015.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)

Mr. Roberts	Retirement Plan for Employees of Carlisle Corporation	5.58	$0	$0
	Carlisle Corporation Supplemental Pension Plan	5.58	$5,984,488	$0

Mr. Ford	Retirement Plan for Employees of Carlisle Corporation	16.50	$179,867	$0
	Carlisle Corporation Supplemental Pension Plan	16.50	$268,761	$0

Mr. Altmeyer	Retirement Plan for Employees of Carlisle Corporation	22.58	$259,373	$0
	Carlisle Corporation Supplemental Pension Plan	22.58	$732,867	$0

Mr. Koch	Retirement Plan for Employees of Carlisle Corporation	4.92	$0	$0
	Carlisle Corporation Supplemental Pension Plan	4.92	$77,088	$0

Mr. Berlin	Retirement Plan for Employees of Carlisle Corporation	22.58	$245,329	$0
	Carlisle Corporation Supplemental Pension Plan	22.58	$224,786	$0

(1)
The amounts presented in this column represent the number of actual years the named executive has been a participant in each plan. None of the named executives have been given credit under the plans for years of service in addition to their actual years of service presented in the table. Messrs. Roberts and Koch commenced employment after December 31, 2004 and are not eligible to participate in the Retirement Plan for Employees of Carlisle Corporation.

(2)
Note 16 to the Company's consolidated financial statements included in the 2012 Annual Report on Form 10-K includes the valuation assumptions and other information relating to the Retirement Plan and Supplemental Pension Plan.

        Nonqualified Deferred Compensation Table—The following table provides information about contributions and earnings credited to the accounts of the named executive officers under the Company's supplemental 401(k) plan during 2012.

        The supplemental 401(k) plan provides covered officers, including the named executive officers, the opportunity to defer compensation that could not be deferred under the tax-qualified 401(k) Plan due to the Internal Revenue Code limitations that apply to the 401(k) Plan. The Company provides a matching contribution equal to 100% of the first 4% of base salary and annual incentive compensation deferred under the supplemental 401(k) Plan. Each participant in the supplemental savings plan may direct the "deemed investment" of his or her account among the different investment funds offered by the Company from time to time. The investment options include (i) a fixed rate fund, (ii) a Company stock fund and (iii) investment options that are similar to most of the options available under the Company's 401(k) Plan. All amounts credited to a participant's account under the supplemental 401(k) plan are 100% vested and generally will be paid in a lump sum after the participant terminates employment with the Company. A participant may also elect to receive one or more in-service distributions.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Mr. Roberts	$44,000	$44,000	$1,620	$0	$89,620

Mr. Ford	$178,825	$47,428	$7,274	$0	$233,527

Mr. Altmeyer(4)	$130,000	$26,000	$2,860	$0	$158,860

Mr. Koch	$0	$0	$0	$0	$0

Mr. Berlin	$0	$0	$0	$0	$0

(1)
All amounts shown in this column are also reported in either the "Salary" or "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

(2)
All amounts shown in this column are also reported in the "All Other Compensation" column of the Summary Compensation Table.

(3)
The following amounts included in this column are considered "above market" earnings under the proxy disclosure rules of the Securities and Exchange Commission and included in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the Summary Compensation Table: Mr. Roberts $336, Mr. Ford $1,526 and Mr. Altmeyer $592.

(4)
The amounts shown in this table include only deferred salary and annual incentive compensation and do not include deferred performance or restricted Shares. As of December 31, 2012, Mr. Altmeyer had 17,460 deferred Shares credited to his account under the supplemental 401(k) plan with a value of $1,025,950 based on the closing market value of the Shares on December 31, 2012 of $58.76.

 REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management of the Company. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

CARLISLE COMPANIES INCORPORATED COMPENSATION COMMITTEE
Robert G. Bohn, Chairman Robin J. Adams Robin S. Callahan Terry D. Growcock Gregg A. Ostrander

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors of the Company is comprised of four non-employee directors. The Board has made a determination that the members of the Audit Committee satisfy the requirements of the New York Stock Exchange as to independence, financial literacy and experience. The responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, which is reviewed annually by the Committee.

        The Committee has the sole authority to appoint and terminate the engagement of the independent auditors of the Company and its subsidiaries. The Committee also reviews the arrangements for and the results of the auditors' examination of the Company's books and records, internal accounting control procedures, the activities and recommendations of the Company's internal auditors, and the Company's accounting policies, control systems and compliance activities. The Board has determined that Robin S. Callahan, Robin J. Adams, Gregg A. Ostrander and Lawrence A. Sala are "audit committee financial experts" as defined by the rules of the Securities and Exchange Commission. Below is a report on the Committee's activities relating to fiscal year 2012.

Review of Audited Financial Statements with Management

        The Audit Committee reviewed and discussed the audited financial statements with the management of the Company.

Review of Financial Statements and Other Matters with Independent Accountant

        The Audit Committee discussed with the Company's independent registered public accounting firm the audited financial statements and the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountants the independence of the Company's independent registered public accounting firm. In concluding that such firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by such firm were compatible with its independence. See "Fees paid to Independent Registered Public Accounting Firm" on page 42.

Recommendation that Financial Statements be Included in Annual Report

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

CARLISLE COMPANIES INCORPORATED AUDIT COMMITTEE
Robin S. Callahan, Chairman Robin J. Adams Gregg A. Ostrander Lawrence A. Sala

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The aggregate fees and reimbursable expenses for professional services provided by Ernst & Young LLP ("E&Y") that were billed to the Company for the years ended December 31, 2012 and 2011 were:

	2012	2011
Audit Fees	$3,498,100	$2,830,300
Audit Related Fees	$557,600	$510,680
Tax Fees	$505,900	$503,000
All Other Fees	$2,500	$2,500

        All services provided, or to be provided, by the Company's independent registered public accountants are subject to a pre-approval requirement of the Audit Committee. The Audit Committee has delegated to the Chairman of the Audit Committee, pre-approval authority with respect to certain permissible non-audit services. The Chairman's pre-approval authority is limited to engagements costing no more than $200,000 in the aggregate.

PROPOSAL TWO:
TO APPROVE THE COMPANY'S EXECUTIVE COMPENSATION

        We encourage you to review the complete description of the Company's executive compensation programs provided in the "Executive Officer Compensation Discussion and Analysis" Section of this Proxy Statement (pages 19 through 40).

        The compensation program for the Company's named executive officers is based on the following guiding principles:

  •
  Link pay with Company performance, align the interests of the Company's executives and shareholders.

  •
  Reward performance that is consistent with key strategic and shareholder goals identified by the Board of Directors.

  •
  Balance financial and non-financial performance measures and, where appropriate, emphasize overall corporate, operating business and division performance.

  •
  Be transparent, simple to administer and easy to communicate to the Company's executives and shareholders.

  •
  Retain key executive talent.

The Compensation Discussion and Analysis provides a thorough description of how the Compensation Committee has designed and administered the executive compensation program to comply with these principles.

        At the 2013 Annual Meeting, Company shareholders will have the opportunity to endorse or not endorse the compensation of the named executives through a non-binding vote (commonly known as a "say-on-pay" vote) on the following resolution:

          RESOLVED, that the compensation of the named executives of the Company described in the Executive Officer Compensation Discussion and Analysis section of this Proxy Statement, including the disclosure tables and narrative discussion (pages 19 through 40), is hereby APPROVED.

        Even though the result of the say-on-pay vote is non-binding, the Board of Directors values the opinions that shareholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions. The Company currently conducts annual advisory votes on executive compensation and expects to conduct the next advisory vote at the 2014 Annual Meeting of Shareholders.

        The Board unanimously recommends a vote "FOR" the resolution.

PROPOSAL THREE:
TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee has engaged E&Y as the Company's independent registered public accounting firm to audit the Company's financial statements and the effectiveness of the Company's internal controls over financial reporting for the year ending December 31, 2013. E&Y's engagement commenced on May 17, 2005, and E&Y has served as the Company's auditors for the years ended December 31, 2005 through 2012.

        Although ratification of the Audit Committee's appointment of E&Y is not required by the Company's by-laws or otherwise, the Board is submitting the selection of E&Y to the shareholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

        One or more representatives of E&Y are expected to be present at the 2013 Annual Meeting and will be given an opportunity to make a statement, if they so desire, and to respond to appropriate questions of shareholders in attendance.

        The Board unanimously recommends a vote "FOR" the ratification of the appointment of E&Y as the Company's independent registered public accounting firm. Proxies received by the Board will be so voted unless shareholders specify a contrary choice in their proxies.

 SHAREHOLDER PROPOSALS FOR PRESENTATION
AT THE 2014 ANNUAL MEETING

        If a shareholder of the Company wishes to present a proposal for consideration for inclusion in the Proxy Statement for the 2014 Annual Meeting, the proposal must be sent by certified mail-return receipt requested and must be received at the executive offices of the Company, 11605 North Community House Road, Suite 600, Charlotte, North Carolina 28277, Attn: Secretary, no later than November 20, 2013. All proposals must conform to the rules and regulations of the Securities and Exchange Commission. The Securities and Exchange Commission has amended Rule 14a-4, which governs the use by the Company of discretionary voting authority with respect to other shareholder proposals. Securities and Exchange Commission Rule 14a-4(c)(1) provides that, if the proponent of a shareholder proposal fails to notify the Company at least forty-five (45) days prior to the month and day of mailing the prior year's proxy statement, the proxies of the Company's management would be permitted to use their discretionary authority at the Company's next Annual Meeting of shareholders if the proposal were raised at the meeting without any discussion of the matter in the proxy statement. For purposes of the Company's 2014 Annual Meeting of Shareholders, the deadline is February 3, 2014.

VOTING BY PROXY AND CONFIRMATION OF BENEFICIAL OWNERSHIP

        To ensure that your Shares will be represented at the Annual Meeting, please follow the instructions shown on the Notice Regarding the Internet Availability of Proxy Materials (or paper proxy card if you received or request one) whether or not you expect to attend the Annual Meeting. Shares represented by a valid proxy will be voted as specified.

        Any shareholder may revoke a proxy by a later-dated proxy or by giving notice of revocation to the Company (addressed to the Company at 11605 North Community House Road, Suite 600, Charlotte, North Carolina 28277 Attention: Secretary) or by attending the Annual Meeting and voting in person.

        The number of votes that each shareholder will be entitled to cast at the Annual Meeting will depend on when the Shares were acquired and whether or not there has been a change in beneficial ownership since the date of acquisition, with respect to each of such holder's Shares.

        Shareholders whose Shares are held by brokers or banks or in nominee name are requested to confirm to the Company how many of the Shares they own as of March 11, 2013 were beneficially owned before March 11, 2009, entitling such shareholder to five votes per Share, and how many were acquired after March 10, 2009, entitling such shareholder to one vote per Share. If no confirmation of beneficial ownership is received from a shareholder prior to the Annual Meeting, it will be deemed by the Company that beneficial ownership of all such Shares was effected after March 10, 2009, and the shareholder will be entitled to one vote for each Share. If a shareholder provides incorrect information, he or she may provide correct information at any time prior to the voting of his or her Shares at the Annual Meeting.

        This Proxy Statement and the form of Proxy Card are being furnished to shareholders of record on March 11, 2013 whose Shares on the records of the Company show the following:

            (i)  that such shareholder had beneficial ownership of such Shares before March 11, 2009, and there has been no change since that date, thus entitling such shareholder to five votes for each Share; or

           (ii)  that beneficial ownership of such Shares was effected after March 10, 2009, thus entitling such shareholder to one vote for each Share; or

          (iii)  that the dates on which beneficial ownership of such Shares were effected are such that such shareholder is entitled to five votes for some Shares and one vote for other Shares.

        Printed on the Proxy Card for each individual shareholder of record is the number of Shares for which he or she is entitled to cast five votes each and/or one vote each, as the case may be, as shown on the records of the Company.

        Shareholders of record are urged to review the number of Shares shown on their Proxy Cards in the five-vote and one-vote categories. If the number of Shares shown in a voting category is believed to be incorrect, the shareholder should notify the Company in writing of that fact and either enclose the notice along with the Proxy Card in the postage-paid, return envelope, or mail the notice directly to the Company at the address indicated above. The shareholder should identify the Shares improperly classified for voting purposes and provide information as to the date beneficial ownership was acquired. Any notification of improper classification of votes must be made at least three (3) business days prior to the Annual Meeting or the shareholder will be entitled at the Annual Meeting to the number of votes indicated on the records of the Company.

        In certain cases record ownership may change but beneficial ownership for voting purposes does not change. The Restated Certificate of Incorporation of the Company states the exceptions where beneficial ownership is deemed not to have changed upon the transfer of Shares. Shareholders should consult the pertinent provision of the Restated Certificate of Incorporation attached as Appendix A to this Proxy Statement for those exceptions.

        By resolution duly adopted by the Board of Directors of the Company pursuant to subparagraph B(v) of Article Fourth of the Restated Certificate of Incorporation, the following procedures have been adopted for use in determining the number of votes to which a shareholder is entitled.

            (i)  The Company may accept the written and signed statement of a shareholder to the effect that no change in beneficial ownership has occurred during the four years immediately preceding the date on which a determination is made of the shareholders of the Company who are entitled to vote or take any other action. Such statement may be abbreviated to state only the number of Shares as to which such shareholder is entitled to exercise five votes or one vote.

           (ii)  In the event the Vice President, Treasurer of the Company, in his or her sole discretion, taking into account the standards set forth in the Company's Restated Certificate of Incorporation, deems any such statement to be inadequate or for any reason deems it in the best interest of the Company to require further evidence of the absence of change of beneficial ownership during the four-year period preceding the record date, he or she may require such additional evidence and, until it is provided in form and substance satisfactory to him or her, a change in beneficial ownership during such period shall be deemed to have taken place.

          (iii)  Information supplementing that contemplated by paragraph (i) and additional evidence contemplated by paragraph (ii) may be provided by a shareholder at any time but must be furnished at least three business days prior to any meeting of shareholders at which such Shares are to be voted for any change to be effective at such meeting.

OTHER MATTERS

        As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other business which will be or is intended to be presented at the Annual Meeting. Should any further business come before the Annual Meeting or any adjourned meeting, it is the intention of the proxies named in the Proxy to vote according to their best judgment.

                      By Order of the Board of Directors
                      Steven J. Ford,
                      Secretary

Dated: March 20, 2013

 APPENDIX A

Subparagraph B of Article Fourth of the Restated Certificate
of Incorporation of Carlisle Companies Incorporated

        (I)   EACH OUTSTANDING SHARE OF COMMON STOCK SHALL ENTITLE THE HOLDER THEREOF TO FIVE (5) VOTES ON EACH MATTER PROPERLY SUBMITTED TO THE SHAREHOLDERS OF THE CORPORATION FOR THEIR VOTE, WAIVER, RELEASE OR OTHER ACTION: EXCEPT THAT NO HOLDER OF OUTSTANDING SHARES OF COMMON STOCK SHALL BE ENTITLED TO EXERCISE MORE THAN ONE (1) VOTE ON ANY SUCH MATTER IN RESPECT OF ANY SHARE OF COMMON STOCK WITH RESPECT TO WHICH THERE HAS BEEN A CHANGE IN BENEFICIAL OWNERSHIP DURING THE FOUR (4) YEARS IMMEDIATELY PRECEDING THE DATE ON WHICH A DETERMINATION IS MADE OF THE SHAREHOLDERS OF THE CORPORATION WHO ARE ENTITLED TO VOTE OR TO TAKE ANY OTHER ACTION.

        (II)  A CHANGE IN BENEFICIAL OWNERSHIP OF ANY OUTSTANDING SHARE OF COMMON STOCK SHALL BE DEEMED TO HAVE OCCURRED WHENEVER A CHANGE OCCURS IN ANY PERSON OR PERSONS WHO, DIRECTLY OR INDIRECTLY, THROUGH ANY CONTRACT, AGREEMENT, ARRANGEMENT, UNDERSTANDING, RELATIONSHIP OR OTHERWISE HAS OR SHARES ANY OF THE FOLLOWING:

          (A)  VOTING POWER, WHICH INCLUDES, WITHOUT LIMITATION, THE POWER TO VOTE OR TO DIRECT THE VOTING POWER OF SUCH SHARE OF COMMON STOCK.

          (B)  INVESTMENT POWER, WHICH INCLUDES, WITHOUT LIMITATION, THE POWER TO DIRECT THE SALE OR OTHER DISPOSITION OF SUCH SHARE OF COMMON STOCK.

          (C)  THE RIGHT TO RECEIVE OR TO RETAIN THE PROCEEDS OF ANY SALE OR OTHER DISPOSITION OF SUCH SHARE OF COMMON STOCK.

          (D)  THE RIGHT TO RECEIVE OR TO RETAIN ANY DISTRIBUTIONS, INCLUDING, WITHOUT LIMITATION, CASH DIVIDENDS, IN RESPECT OF SUCH SHARE OF COMMON STOCK.

        (III)   WITHOUT LIMITING THE GENERALITY OF THE FOREGOING SECTION (II) OF THIS SUBPARAGRAPH B, THE FOLLOWING EVENTS OR CONDITIONS SHALL BE DEEMED TO INVOLVE A CHANGE IN BENEFICIAL OWNERSHIP OF A SHARE OF COMMON STOCK.

          (A)  IN THE ABSENCE OF PROOF TO THE CONTRARY PROVIDED IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN SECTION (V) OF THIS SUBPARAGRAPH B, A CHANGE IN BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE OCCURRED WHENEVER AN OUTSTANDING SHARE OF COMMON STOCK IS TRANSFERRED OF RECORD INTO THE NAME OF ANY OTHER PERSON.

          (B)  IN THE CASE OF AN OUTSTANDING SHARE OF COMMON STOCK HELD OF RECORD IN THE NAME OF A CORPORATION, GENERAL PARTNERSHIP, LIMITED PARTNERSHIP, VOTING TRUSTEE, BANK, TRUST COMPANY, BROKER, NOMINEE OR CLEARING AGENCY, IF IT HAS NOT BEEN ESTABLISHED PURSUANT TO THE PROCEDURES SET FORTH IN SECTION (V) OF THIS SUBPARAGRAPH B THAT THERE HAS BEEN NO CHANGE IN THE PERSON OR PERSONS WHO OR THAT DIRECT THE EXERCISE OF THE RIGHTS REFERRED TO IN CLAUSES (II) (A) THROUGH (II) (D), INCLUSIVE, OF THIS SUBPARAGRAPH B WITH RESPECT TO SUCH OUTSTANDING

  SHARE OF COMMON STOCK DURING THE PERIOD OF FOUR (4) YEARS IMMEDIATELY PRECEDING THE DATE ON WHICH A DETERMINATION IS MADE OF THE SHAREHOLDERS OF THE CORPORATION ENTITLED TO VOTE OR TO TAKE ANY OTHER ACTION (OR SINCE MAY 30, 1986 FOR ANY PERIOD ENDING ON OR BEFORE MAY 30, 1990), THEN A CHANGE IN BENEFICIAL OWNERSHIP OF SUCH SHARE OF COMMON STOCK SHALL BE DEEMED TO HAVE OCCURRED DURING SUCH PERIOD.

          (C)  IN THE CASE OF AN OUTSTANDING SHARE OF COMMON STOCK HELD OF RECORD IN THE NAME OF ANY PERSON AS A TRUSTEE, AGENT, GUARDIAN OR CUSTODIAN UNDER THE UNIFORM GIFTS TO MINORS ACT AS IN EFFECT IN ANY JURISDICTION, A CHANGE IN BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE OCCURRED WHENEVER THERE IS A CHANGE IN THE BENEFICIARY OF SUCH TRUST, THE PRINCIPAL OF SUCH AGENT, THE WARD OF SUCH GUARDIAN, THE MINOR FOR WHOM SUCH CUSTODIAN IS ACTING OR IN SUCH TRUSTEE, AGENT, GUARDIAN OR CUSTODIAN.

          (D)  IN THE CASE OF OUTSTANDING SHARES OF COMMON STOCK BENEFICIALLY OWNED BY A PERSON OR GROUP OF PERSONS WHO, AFTER ACQUIRING, DIRECTLY OR INDIRECTLY, THE BENEFICIAL OWNERSHIP OF FIVE PERCENT (5%) OF THE OUTSTANDING SHARES OF COMMON STOCK, FAILS TO NOTIFY THE CORPORATION OF SUCH OWNERSHIP WITHIN TEN (10) DAYS AFTER SUCH ACQUISITION, A CHANGE IN BENEFICIAL OWNERSHIP OF SUCH SHARES OF COMMON STOCK SHALL BE DEEMED TO OCCUR ON EACH DAY WHILE SUCH FAILURE CONTINUES.

        (IV)   NOTWITHSTANDING ANY OTHER PROVISION IN THIS SUBPARAGRAPH B TO THE CONTRARY, NO CHANGE IN BENEFICIAL OWNERSHIP OF AN OUTSTANDING SHARE OF COMMON STOCK SHALL BE DEEMED TO HAVE OCCURRED SOLELY AS A RESULT OF:

          (A)  ANY EVENT THAT OCCURRED PRIOR TO MAY 30, 1986 OR PURSUANT TO THE TERMS OF ANY CONTRACT (OTHER THAN A CONTRACT FOR THE PURCHASE AND SALE OF SHARES OF COMMON STOCK CONTEMPLATING PROMPT SETTLEMENT), INCLUDING CONTRACTS PROVIDING FOR OPTIONS, RIGHTS OF FIRST REFUSAL, AND SIMILAR ARRANGEMENTS, IN EXISTENCE ON MAY 30, 1986 AND TO WHICH ANY HOLDER OF SHARES OF COMMON STOCK IS A PARTY; PROVIDED, HOWEVER, THAT ANY EXERCISE BY AN OFFICER OR EMPLOYEE OF THE CORPORATION OR ANY SUBSIDIARY OF THE CORPORATION OF AN OPTION TO PURCHASE COMMON STOCK AFTER MAY 30, 1986 SHALL, NOTWITHSTANDING THE FOREGOING AND CLAUSE (IV) (F) HEREOF, BE DEEMED A CHANGE IN BENEFICIAL OWNERSHIP IRRESPECTIVE OF WHEN THAT OPTION WAS GRANTED TO SAID OFFICER OR EMPLOYEE.

          (B)  ANY TRANSFER OF ANY INTEREST IN AN OUTSTANDING SHARE OF COMMON STOCK PURSUANT TO A BEQUEST OR INHERITANCE, BY OPERATION OF LAW UPON THE DEATH OF ANY INDIVIDUAL, OR BY ANY OTHER TRANSFER WITHOUT VALUABLE CONSIDERATION, INCLUDING, WITHOUT LIMITATION, A GIFT THAT IS MADE IN GOOD FAITH AND NOT FOR THE PURPOSE OF CIRCUMVENTING THE PROVISION OF THIS ARTICLE FOURTH.

          (C)  ANY CHANGES IN THE BENEFICIARY OF ANY TRUST, OR ANY DISTRIBUTION OF AN OUTSTANDING SHARE OF COMMON STOCK FROM TRUST, BY REASON OF THE BIRTH, DEATH, MARRIAGE OR DIVORCE OF ANY NATURAL

  PERSON, THE ADOPTION OF ANY NATURAL PERSON PRIOR TO AGE EIGHTEEN (18) OR THE PASSAGE OF A GIVEN PERIOD OF TIME OR THE ATTAINMENT BY ANY NATURAL PERSON OF A SPECIFIC AGE, OR THE CREATION OR TERMINATION OF ANY GUARDIANSHIP OR CUSTODIAL ARRANGEMENT.

          (D)  ANY APPOINTMENT OF A SUCCESSOR TRUSTEE, AGENT, GUARDIAN OR CUSTODIAN WITH RESPECT TO AN OUTSTANDING SHARE OF COMMON STOCK IF NEITHER SUCH SUCCESSOR HAS NOR ITS PREDECESSOR HAD THE POWER TO VOTE OR TO DISPOSE OF SUCH SHARE OF COMMON STOCK WITHOUT FURTHER INSTRUCTIONS FROM OTHERS.

          (E)  ANY CHANGE IN THE PERSON TO WHOM DIVIDENDS OR OTHER DISTRIBUTIONS IN RESPECT OF AN OUTSTANDING SHARE OF COMMON STOCK ARE TO BE PAID PURSUANT TO THE ISSUANCE OR MODIFICATION OF A REVOCABLE DIVIDEND PAYMENT ORDER.

          (F)  ANY ISSUANCE OF A SHARE OF COMMON STOCK BY THE CORPORATION OR ANY TRANSFER BY THE CORPORATION OF A SHARE OF COMMON STOCK HELD IN TREASURY, UNLESS OTHERWISE DETERMINED BY THE BOARD OF DIRECTORS AT THE TIME OF AUTHORIZING SUCH ISSUANCE OR TRANSFER.

          (G)  ANY GIVING OF A PROXY IN CONNECTION WITH A SOLICITATION OF PROXIES SUBJECT TO THE PROVISIONS OF SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934 AND THE RULES AND REGULATIONS THEREUNDER PROMULGATED.

          (H)  ANY TRANSFER, WHETHER OR NOT WITH CONSIDERATION, AMONG INDIVIDUALS RELATED OR FORMERLY RELATED BY BLOOD, MARRIAGE OR ADOPTION ("RELATIVES") OR BETWEEN A RELATIVE AND ANY PERSON (AS DEFINED IN ARTICLE SEVENTH) CONTROLLED BY ONE OR MORE RELATIVES WHERE THE PRINCIPAL PURPOSE FOR THE TRANSFER IS TO FURTHER THE ESTATE TAX PLANNING OBJECTIVES OF THE TRANSFEROR OR OF RELATIVES OF THE TRANSFEROR.

          (I)   ANY APPOINTMENT OF A SUCCESSOR TRUSTEE AS A RESULT OF THE DEATH OF THE PREDECESSOR TRUSTEE (WHICH PREDECESSOR TRUSTEE SHALL HAVE BEEN A NATURAL PERSON).

          (J)   ANY APPOINTMENT OF A SUCCESSOR TRUSTEE WHO OR WHICH WAS SPECIFICALLY NAMED IN A TRUST INSTRUMENT PRIOR TO MAY 30, 1986.

          (K)  ANY APPOINTMENT OF A SUCCESSOR TRUSTEE AS A RESULT OF THE RESIGNATION, REMOVAL OR FAILURE TO QUALIFY OF A PREDECESSOR TRUSTEE OR AS A RESULT OF MANDATORY RETIREMENT PURSUANT TO THE EXPRESS TERMS OF A TRUST INSTRUMENT: PROVIDED, THAT LESS THAN FIFTY PERCENT (50%) OF THE TRUSTEES ADMINISTERING ANY SINGLE TRUST WILL HAVE CHANGED (INCLUDING IN SUCH PERCENTAGE THE APPOINTMENT OF THE SUCCESSOR TRUSTEE) DURING THE FOUR (4) YEAR PERIOD PRECEDING THE APPOINTMENT OF SUCH SUCCESSOR TRUSTEE.

        (V)  FOR PURPOSES OF THIS SUBPARAGRAPH B, ALL DETERMINATIONS CONCERNING CHANGE IN BENEFICIAL OWNERSHIP, OR THE ABSENCE OF ANY SUCH CHANGE, SHALL BE MADE BY THE BOARD OF DIRECTORS OF THE CORPORATION OR, AT ANY TIME WHEN THE CORPORATION EMPLOYS A TRANSFER AGENT WITH RESPECT TO THE SHARES OF COMMON STOCK, AT THE CORPORATION'S REQUEST, BY

SUCH TRANSFER AGENT ON THE CORPORATION'S BEHALF. WRITTEN PROCEDURES DESIGNED TO FACILITATE SUCH DETERMINATION SHALL BE ESTABLISHED AND MAY BE AMENDED FROM TIME TO TIME, BY THE BOARD OF DIRECTORS. SUCH PROCEDURES SHALL PROVIDE, AMONG OTHER THINGS, THE MANNER OF PROOF OF FACTS THAT WILL BE ACCEPTED AND THE FREQUENCY WITH WHICH SUCH PROOF MAY BE REQUIRED TO BE RENEWED. THE CORPORATION AND ANY TRANSFER AGENT SHALL BE ENTITLED TO RELY ON ANY AND ALL INFORMATION CONCERNING BENEFICIAL OWNERSHIP OF THE OUTSTANDING SHARES OF COMMON STOCK COMING TO THEIR ATTENTION FROM ANY SOURCE AND IN ANY MANNER REASONABLY DEEMED BY THEM TO BE RELIABLE, BUT NEITHER THE CORPORATION NOR ANY TRANSFER AGENT SHALL BE CHARGED WITH ANY OTHER KNOWLEDGE CONCERNING THE BENEFICIAL OWNERSHIP OF OUTSTANDING SHARES OF COMMON STOCK.

        (VI)   IN THE EVENT OF ANY STOCK SPLIT OR STOCK DIVIDEND WITH RESPECT TO THE OUTSTANDING SHARES OF COMMON STOCK, EACH SHARE OF COMMON STOCK ACQUIRED BY REASON OF SUCH SPLIT OR DIVIDEND SHALL BE DEEMED TO HAVE BEEN BENEFICIALLY OWNED BY THE SAME PERSON FROM THE SAME DATE AS THAT ON WHICH BENEFICIAL OWNERSHIP OF THE OUTSTANDING SHARE OR SHARES OF COMMON STOCK, WITH RESPECT TO WHICH SUCH SHARE OF COMMON STOCK WAS DISTRIBUTED, WAS ACQUIRED.

        (VII)  EACH OUTSTANDING SHARE OF COMMON STOCK, WHETHER AT ANY PARTICULAR TIME THE HOLDER THEREOF IS ENTITLED TO EXERCISE FIVE (5) VOTES OR ONE (1) VOTE, SHALL BE IDENTICAL TO ALL OTHER SHARES OF COMMON STOCK IN ALL RESPECTS, AND TOGETHER THE OUTSTANDING SHARES OF COMMON STOCK SHALL CONSTITUTE A SINGLE CLASS OF SHARES OF THE CORPORATION.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Date Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CARLISLE COMPANIES INCORPORATED 11605 NORTH COMMUNITY HOUSE ROAD, SUITE 600 CHARLOTTE, NC 28277 ATTN: STEVEN J. FORD, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER M55056-P36051 CARLISLE COMPANIES INCORPORATED The Board of Directors recommends a vote "FOR" all nominees in Proposal 1 and "FOR" Proposals 2 and 3. 1. Election of 3 Directors of the Company. Nominees: Against Abstain For ! ! ! 1a. Robin J. Adams ! ! ! 1b. Robin S. Callahan ! ! ! 1c. David A. Roberts ! ! ! 2. Advisory vote to approve the Company's executive compensation. ! ! ! 3. Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2013 fiscal year. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of 2013 Annual Meeting of Shareholders, Proxy Statement and 2012 Annual Report are available at www.proxyvote.com. M55057-P36051 CARLISLE COMPANIES INCORPORATED Proxy for Annual Meeting of Shareholders on May 8, 2013 Solicited on Behalf of the Board of Directors David A. Roberts and Steven J. Ford, or either of them, each with the power of substitution and revocation, are hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the common shares of the undersigned at the annual meeting of shareholders of Carlisle Companies Incorporated to be held at the Company's offices, 11605 North Community House Road, Suite 600, Charlotte, NC 28277, on Wednesday, May 8, 2013 at 1:00 p.m. Eastern Time, and at any postponements or adjournments of that meeting, as indicated on the reverse side, and in their discretion upon any other business that may properly come before the meeting. Shares represented by this proxy will be voted as directed herein by the shareholder. If no such directions are indicated, this proxy will be voted "FOR" all the nominees listed in Proposal 1 and "FOR" Proposals 2 and 3. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

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PROXY STATEMENT GENERAL INFORMATION
VOTING SECURITIES
SECURITY OWNERSHIP
PROPOSAL ONE: ELECTION OF DIRECTORS
Nominees for Election
Directors With Unexpired Terms
Director Compensation Table
EXECUTIVE OFFICER COMPENSATION DISCUSSION AND ANALYSIS
Annual Incentive Performance Measures
Share Price Performance
Consolidated Company Performance Measures Used for 2012 Annual Incentive Awards to Mr. Roberts and Mr. Ford
Carlisle Construction Materials ("CCM") Performance Measures Used for 2012 Annual Incentive Award to Mr. Altmeyer
Carlisle Diversified Products Group ("DPG") Performance Measures Used for 2012 Annual Incentive Award to Mr. Koch
Carlisle Interconnect Technologies ("CIT") Performance Measures Used for 2012 Annual Incentive Award to Mr. Berlin
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL TWO: TO APPROVE THE COMPANY'S EXECUTIVE COMPENSATION
PROPOSAL THREE: TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SHAREHOLDER PROPOSALS FOR PRESENTATION AT THE 2014 ANNUAL MEETING
VOTING BY PROXY AND CONFIRMATION OF BENEFICIAL OWNERSHIP
OTHER MATTERS
  APPENDIX A
Subparagraph B of Article Fourth of the Restated Certificate of Incorporation of Carlisle Companies Incorporated